EXHIBIT 10.70

                         SECURITIES PURCHASE AGREEMENT
                         _____________________________

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is entered into this 3rd day of July 1997, by and between LANXIDE CORPORATION, a Delaware corporation ("Lanxide") and COMMODORE ENVIRONMENTAL SERVICES, INC., a Delaware corporation ("Commodore").

                             W I T N E S S E T H:
                             - - - - - - - - - -

     WHEREAS, Lanxide is engaged primarily in a business consisting of the development and commercialization of high-performance composite materials and products; and

     WHEREAS, in furtherance of its business, Lanxide requires additional funds for working capital and other general corporate purposes, and proposes to obtain such capital by means of the issuance and sale of shares of its Series F Preferred Stock to Commodore and certain warrants to purchase additional shares of Series F Preferred Stock of Lanxide, all pursuant to this Agreement; and

     WHEREAS, Commodore is willing to purchase such Series F Preferred Stock of Lanxide and such Lanxide warrants pursuant to the terms and conditions of this Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

     1. DEFINITIONS. In addition to the other terms defined in this Agreement, and except as otherwise provided herein, the capitalized terms set forth below (in their singular and plural forms as applicable) shall have the following meanings:

          "Affiliate" shall mean, with respect to any Person, any other Person in control of, controlled by, or under common control with, the first Person.

          "Business Day" shall mean any day, exclusive of Saturday and Sunday, on which national banking institutions in the United States are open for business.

          "Certificates of Designation" shall mean the collective reference to the Series F Certificate of Designation and the Series G Certificate of Designation.

          "Cleanup" shall mean all actions required to: (a) cleanup, remove, treat or remediate Hazardous Materials in the indoor or outdoor environment;
(b) prevent the Release of Hazardous Materials so that they do not migrate, endanger or threaten to endanger public health or welfare in the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial monitoring and care; or (d) respond to any government requests for information or documents in any way relating to cleanup, removal, treatment or remediation or potential cleanup, removal, treatment or remediation of Hazardous Materials in the indoor or outdoor environment.

          "Closing" and "Closing Date" shall have the respective meanings ascribed thereto in Section 9.1 hereof.

          "Commodore Fairness Opinion" shall mean the written opinion of Schroder Wertheim & Co. Incorporated, or such other nationally recognized investment bank as the Special Committee of the Board of Directors of Commodore shall select to render its opinion, to the effect that the aggregate purchase price to be paid by Commodore to Lanxide pursuant to this Agreement in exchange for all of the Shares and the Warrant is fair to Commodore from a financial point of view.

          "Environmental Claim" shall mean any claim, action, cause of action, investigation or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, Cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, or Release into the indoor or outdoor environment, of any Hazardous Materials at any location, whether or not owned or operated by Lanxide or any of its Subsidiaries, as the case may be, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" shall mean all federal, state, local and foreign laws and regulations relating to pollution or protection of human health or the environment, including without limitation, laws relating to Releases or threatened Releases of Hazardous Materials into the indoor or outdoor environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, disposal, transport or handling of Hazardous Materials and all laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials, and all laws relating to endangered or threatened species of fish, wildlife and plants and the management or use of natural resources.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Existing Lanxide Warrants" shall mean the warrants to purchase shares of Lanxide Common Stock which are outstanding immediately prior to the Closing Date.
          "GAAP" shall mean generally accepted accounting principles consistently applied.

          "Hazardous Materials" means "hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation, and Liability Act, as amended), "hazardous waste" (as defined by the Resource Conservation and Recovery Act, as amended), pesticides, petroleum, crude oil or any fraction thereof, radioactive material, and any pollutant, oil, contaminant, or hazardous, extremely hazardous, dangerous or toxic chemical, material, or waste and any other substance within the meaning of any Environmental Law or which could pose a hazard to the environment or the health and safety of any person.

          "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Lanxide Capital Stock" shall mean the collective reference to the Lanxide Common Stock, the Lanxide Series A Preferred Stock, the Lanxide Series E Preferred Stock, the Lanxide Series F Preferred Stock, and the Lanxide Series G Preferred Stock.

          "Lanxide Common Stock" shall mean the shares of common stock, par value $.01 per share, of Lanxide.

          "Lanxide Common Stock Equivalents" shall mean the collective reference to shares of Lanxide Common Stock which are issuable upon (a) the exercise of all outstanding Existing Lanxide Warrants and Lanxide Stock Options, (b) the exercise of the Warrant issued pursuant to this Agreement, (c) the conversion of all shares of outstanding Lanxide Preferred Stock which, by their terms, are convertible into shares of Lanxide Common Stock, including without limitation, the Series F Preferred Stock issued pursuant to this Agreement, and (d) all shares of Lanxide Common Stock issuable pursuant to Lanxide's Deferred Compensation Plans.

          "Lanxide Companies" shall mean, collectively, Lanxide and all Lanxide Subsidiaries.

          "Lanxide Deferred Compensation Plan" shall mean the deferred compensation plan for Lanxide employees adopted June 1993, as amended through November 14, 1995, pursuant to which the deferred portion of a Lanxide employee's compensation is payable in cash or Lanxide Common Stock at a rate equal to the greater of $25 per share or the fair market value (as defined) of Lanxide Common Stock as at November 14, 1996.

          "Lanxide Disclosure Schedule" shall mean the schedules furnished by Lanxide to Commodore relating to certain of the representations and warranties of Lanxide contained in this Agreement, which disclosure schedules shall identify and make reference to the specific sections in this Agreement to which each disclosure contained therein relates.

          "Lanxide Fairness Opinion" shall mean the written opinion of Pennsylvania Merchant Group Ltd. ("PMG"), or such other nationally recognized investment bank as the Special Committee of the Board of Directors of Lanxide shall select to render its opinion, to the effect that this Agreement and the transactions contemplated hereby are fair to Lanxide from a financial point of view.

          "Lanxide Financial Statements" shall mean (i) the audited consolidated balance sheets (including related notes and schedules) of Lanxide as of September 30, 1996 and September 30, 1995, and the related audited statements of income, changes in stockholders' equity and changes in financial position or cash flows (including related notes and schedules, if any) for the three fiscal years ended September 30, 1996 and (ii) the unaudited consolidated balance sheets (including related notes and schedules) of Lanxide as of March 31, 1997 and March 31, 1996 and the related unaudited statements of income, changes in stockholders' equity and changes in financial position or cash flows (including related notes and schedules, if any) for the six months ended March 31, 1997 and March 31, 1996, respectively, as filed by Lanxide in SEC Documents.

          "Lanxide Preferred Stock" shall mean the collective reference to the Lanxide Series A Preferred Stock, the Lanxide Series E Preferred Stock, the Lanxide Series F Preferred Stock, and the Lanxide Series G Preferred Stock.

          "Lanxide Series A Preferred Stock" shall mean the shares of Series A Convertible Preferred Stock, par value $.01 per share and liquidation value $80 per share, of Lanxide.

          "Lanxide Series E Preferred Stock" shall mean the shares of 7% cumulative redeemable shares of Series E Preferred Stock, par value $.01 per share and $10 per share liquidation value, of Lanxide.

          "Lanxide Series F Preferred Stock" shall mean the shares of Lanxide Preferred Stock authorized pursuant to the Series F Certificate of Designation.

          "Lanxide Series G Preferred Stock" shall mean the shares of Lanxide Preferred Stock authorized pursuant to the Series G Certificate of Designation.

          "Lanxide Stock Options" shall mean the options issued by any of the Lanxide Companies to purchase shares of Lanxide Common Stock which are outstanding as at the Closing Date.

          "Lanxide Subsidiaries" shall mean the Subsidiaries of Lanxide and the other Lanxide Subsidiaries described in Section 3.3 of this Agreement and any other corporation, limited liability company, general or limited partnership, limited liability partnership or other organization acquired as a Subsidiary of Lanxide in the future.

          "Material Adverse Change" or "Material Adverse Effect" shall mean, when used with respect to Commodore or Lanxide, as the case may be, any change or effect that is or would reasonably be expected (so far as can be foreseen at the time) to be materially adverse to the business, properties, assets, liabilities, condition (financial or otherwise), or results of operations of Lanxide and its Subsidiaries taken as a whole, or Commodore and its Subsidiaries taken as a whole, or to the ability of Lanxide or Commodore to perform its obligations under this Agreement.

          "1933 Act" shall mean the Securities Act of 1933, as amended.

          "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Party" shall mean the individual reference to either Commodore or Lanxide, and "Parties" shall mean the collective reference to both Commodore and Lanxide.

          "Pension Plans" shall mean any employee pension benefit plan as such term is defined in Section 3(2) of ERISA which is maintained by Lanxide or any Lanxide Subsidiary.

          "Person" shall mean any individual, corporation, limited liability company, partnership, association, trust, joint venture, agency or government instrumentality, or any subdivision thereof.

          "Regulatory Authorities" shall mean, collectively, any government agency or instrumentality regulating or having jurisdiction over the business of Lanxide or any Lanxide Subsidiary.

          "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property of any Hazardous Materials, including the movement of Hazardous Materials through or in the air, soil, surface water, groundwater or property.

          "SEC" shall mean the United States Securities and Exchange Commission.

          "SEC Documents" shall mean all reports and registration statements filed, or required to be filed, by a Party or one of its Subsidiaries pursuant to the Securities Laws.

          "Securities Laws" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder, together with all applicable state securities laws.

          "Series F Certificate of Designation" shall mean the Certificate of Stock Designation of Lanxide establishing the Series F Preferred Stock and the relative rights, preferences and limitations thereof, in substantially the form of EXHIBIT A-1 annexed hereto.

          "Series G Certificate of Designation" shall mean the Certificate of Stock Designation of Lanxide establishing the Series G Preferred Stock and the relative rights, preferences and limitations thereof, in substantially the form of EXHIBIT A-2 annexed hereto.

          "Shares" shall mean the collective reference to (i) 10,000 shares of Lanxide Series G Preferred Stock to be purchased by Commodore on the Closing Date pursuant to this Agreement; (ii) 10,000 shares of Series G Preferred Stock to be purchased by Commodore on July 28, 1997 pursuant to this Agreement, and
(iii) subject to Commodore's receipt of the net proceeds of the "Post-Closing Financing" described in Section 7.10 of this Agreement, 85,000 shares of Lanxide Series G Preferred Stock to be purchased by Commodore on or before August 27, 1997 pursuant to this Agreement.

          "Subsidiary" shall mean any Person of which the Person in question owns or controls 50% or more of the outstanding equity interests, either directly or through one or more Persons, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such entity.

          "Voting Agreement" shall mean the voting agreement, dated of even date herewith, among Bentley J. Blum, Laura Utley, Paul E. Hannesson, Suzanne Hannesson, Marc S. Newkirk, Samuel Blum and Robert Utley, as stockholders of Lanxide, and Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman, as holders of the proxy granted thereby, and in the form of EXHIBIT C annexed hereto and made a part hereof.

          "Warrant" shall mean the three (3) year warrant issued to Commodore on the Closing Date, entitling the holder to purchase up to 250,000 shares of Lanxide Series F Preferred Stock, at an exercise price of $100 per Warrant Share, in substantially the form of EXHIBIT B annexed hereto.

          "Warrant Shares" shall mean all or any portion of the 250,000 shares of Lanxide Series F Preferred Stock which may be purchased upon exercise of the Warrant.

     2.   ISSUANCE AND SALE OF THE SHARES AND WARRANT.
          ___________________________________________

          2.1 SALE AND PURCHASE OF SHARES. Subject to the terms and conditions of this Agreement, Commodore shall purchase and acquire from Lanxide, and Lanxide shall issue and sell to Commodore not less than Twenty Thousand (20,000) of the Shares and not more than One Hundred and Five Thousand (105,000) of the Shares, for a purchase price of $100.00 per share, or an aggregate of $10,500,000 if all of the Shares are purchased (the "Purchase Price").
Commodore shall purchase the Shares at the times, in the amounts and for the consideration described in Section 2.2 below, and, upon receipt of such consideration, Lanxide shall issue and deliver to Commodore one or more certificates (in such denominations as may be requested by Commodore) for the number of Shares so purchased.

          2.2 METHOD OF PAYMENT OF PURCHASE PRICE FOR SHARES AND DELIVERY. On each occasion as Shares are purchased pursuant to this Agreement (in accordance with and subject to the terms and conditions contained herein), Lanxide shall issue and deliver to Commodore one or more certificates (in such denominations as may be requested by Commodore) representing the applicable number of Shares purchased by Commodore on such occasion. Against delivery of such Shares, as aforesaid, Commodore shall:

               (a) on the Closing Date, pay to Lanxide, by wire transfer of immediately available funds to Lanxide's designated bank account, an aggregate of One Million ($1,000,000) Dollars, representing the Purchase Price for 10,000 of the Shares;

               (b) on a date which shall be not later than July 25, 1997, pay to Lanxide, by wire transfer of immediately available funds to Lanxide's designated bank account, an aggregate of One Million ($1,000,000) Dollars, representing the Purchase Price for an additional 10,000 Shares;

               (c) subject to Commodore's receipt of the net proceeds of the "Post-Closing Financing" described in Section 7.10 of this Agreement (unless such condition shall be waived by Commodore), on a date which shall be not later than three (3) Business Days from Commodore's receipt of such Post-Closing Financing (unless such date shall be extended in writing by mutual agreement of Commodore and Lanxide), pay to Lanxide the Purchase Price for 45,000 of the Shares, by:

               (i) cancelling an aggregate of Three Million ($3,000,000) Dollars of indebtedness for money borrowed owed by Lanxide to Commodore (the "Commodore Advances"), and

               (ii) assuming from Lanxide and obtaining a release of Lanxide in respect of, Lanxide's obligations to repay to Commodore's Subsidiary, Commodore Applied Technologies, Inc. ("CXI"), an aggregate of One Million Five Hundred Thousand ($1,500,000) Dollars of indebtedness for money borrowed owed by Lanxide to CXI (the "CXI Advances"), and, collectively with the Commodore Advances, the "Commodore Indebtedness"), and

               (d) subject to Commodore's receipt of the net proceeds of the "Post-Closing Financing" described in Section 7.10 of this Agreement (unless such condition shall be waived by Commodore), on a date which shall be not later three (3) Business Days from Commodore's receipt of such Post-Closing Financing (unless such date shall be extended in writing by mutual agreement of Lanxide and Commodore), pay to Lanxide, by wire transfer of immediately available funds to Lanxide's designated bank account, an aggregate of Four Million ($4,000,000) Dollars, representing the Purchase Price for the remaining 40,000 Shares; PROVIDED, that nothing herein contained shall be deemed to limit the right of Commodore in the exercise of its sole discretion, on three (3) Business Days' notice to Lanxide, to purchase Shares pursuant to Section 2.2(c) and this
Section 2.2(d), without having received the proceeds of a Post-Closing
Financing.

          Other than as a result of a breach by Lanxide of any of its material representations, warranties, covenants or agreements contained herein, the obligations of Commodore contained in Sections 2.2(a) and (b) above are absolute and unconditional, irrespective of consummation of the Post-Closing Financing or any other event.

          2.3  CERTAIN PAYMENTS AND DELIVERIES IN RESPECT OF COMMODORE
               _______________________________________________________
INDEBTEDNESS.
____________

               (a) Simultaneous with the closing of the purchase of the 40,000 Shares contemplated by Section 2.2(d) above, Lanxide shall pay in cash to each of Commodore and CXI all interest, if any, accrued and owing through the date of such purchase on all Commodore Advances and CXI Advances.

               (b) Simultaneous with the closing of the purchase of the 45,000 Shares contemplated by Section 2.2(c) above (i) Lanxide shall assign to Commodore and Commodore shall assume the obligations to pay all of the CXI Advances, together with all accrued interest thereon, and Commodore shall cause CXI to deliver to Lanxide a written release in respect of such obligations, and
(ii) Commodore and CXI shall deliver to Lanxide the originals of all promissory notes evidencing the Commodore Advances, marked "paid in full."

          2.4  ISSUANCE OF THE WARRANT.      On the Closing Date, in
consideration for (a) the Purchase Price for the 10,000 Shares issued to Commodore on the Closing Date, (b) Commodore's other commitments set forth in
Section 2.2 above, and (c) the payment of $250.00, Lanxide shall issue to Commodore (in such denominations as may be requested by Commodore) the Warrant.

          2.5  ADDITIONAL ADVANCES.     Nothing contained in this Agreement
shall prohibit Commodore or any Affiliate of Commodore from making (in Commodore's sole and absolute discretion) additional working capital advances to Lanxide, as may be requested by the Board of Lanxide from time to time, all upon such terms and conditions as the parties hereto may mutually agree.

     3.   REPRESENTATIONS AND WARRANTIES OF LANXIDE.
          _________________________________________

     Lanxide hereby represents and warrants to Commodore as follows:

          3.1 ORGANIZATION, STANDING, AND AUTHORITY. Lanxide is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified (other than those in which the failure to be duly qualified would not reasonably be expected to have a Material Adverse Effect), and has all necessary corporate power and authority to carry on its business as now conducted and to own, lease, and operate its assets, properties and business. Lanxide has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as is now being conducted, other than those the absence of which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          3.2  CAPITAL STOCK.

               (a) As of the date hereof, the authorized capital stock of Lanxide consists of (i) 25,000,000 shares of Lanxide Common Stock, of which as of the date hereof, 1,325,598 shares are issued and outstanding, and
(ii) 15,000,000 shares of Lanxide Preferred Stock, $.01 par value, of which 1,101,683 shares of Lanxide Series A Preferred Stock and 26,100 shares of Lanxide Series E Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Lanxide Capital Stock are validly issued, fully paid and nonassessable. None of the outstanding shares of Lanxide Capital Stock has been issued in violation of any preemptive rights of the current or past stockholders of Lanxide. As of the date hereof, Lanxide has reserved
(i) 409,768 shares of Lanxide Common Stock for issuance upon conversion of the outstanding shares of Lanxide Series A Preferred Stock, (ii) an aggregate of 140,263 shares of Lanxide Common Stock issuable upon exercise of outstanding Existing Lanxide Warrants, (iii) an aggregate of 328,952 shares of Lanxide Common Stock issuable upon exercise of outstanding options for Lanxide Common Stock granted by any of the Lanxide Companies, including those set forth on
Section 3.2(a) of the Lanxide Disclosure Schedule, pursuant to which options covering not more than 300,820 shares of Lanxide Common Stock were outstanding as of the date hereof, (iv) a maximum aggregate of 59,481 shares of Lanxide Common Stock issuable pursuant to the Lanxide Deferred Compensation Plans, (v) a maximum of 250,000 shares of Lanxide Series F Preferred Stock issuable upon exercise of the Warrant, and (vi) an aggregate of 3,375,000 shares of Lanxide Common Stock issuable upon full conversion of all of the Warrant Shares.

               (b)  Except as set forth in Section 3.2(a) of this Agreement, on
Section 3.2(a) of the Lanxide Disclosure Schedule or on Section 3.2(b) of Lanxide Disclosure Schedule, there are no shares of capital stock or other equity securities of Lanxide outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Lanxide or contracts, commitments, understandings, or arrangements by which Lanxide is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. There are no contracts, commitments, understandings, or arrangements by which Lanxide or any of its Subsidiaries is or may be bound to transfer any shares of the capital stock of any Lanxide Subsidiary, except for a transfer to Lanxide or any wholly-owned Lanxide Subsidiary, and, except as disclosed on the Lanxide Disclosure Schedule, there are no agreements, understandings, or commitments relating to the rights of Lanxide to vote or to dispose of such shares.

          3.3 LANXIDE SUBSIDIARIES. Section 3.3 of the Lanxide Disclosure Schedule lists all of the Lanxide Subsidiaries in existence as of the date of this Agreement. Except as set forth on Section 3.3(a) of the Lanxide Disclosure Schedule, no equity securities of any of the Lanxide Subsidiaries are or may become required to be issued (other than to Lanxide) by reason of any options, warrants, scrip, rights to subscribe to, calls, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of any Lanxide Subsidiary, and there are no contracts, commitments, understandings, or arrangements by which any Lanxide Subsidiary is bound to issue (other than to Lanxide) additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock. Except as provided in the Lanxide Disclosure Schedule, all of the shares of capital stock of each Lanxide Subsidiary held by Lanxide or another wholly-owned Lanxide Subsidiary are fully paid and nonassessable and are owned by Lanxide or any Lanxide Subsidiary free and clear of any claim, lien, or encumbrance. Each Lanxide Subsidiary is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is incorporated or organized; has the corporate power and authority necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted; and has all federal, state, local, and foreign governmental authorization necessary for it to own or lease its properties and assets and to carry on its business as it is now being conducted, except for such governmental authorizations the absence of which, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          3.4  AUTHORITY.

               (a) Lanxide has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Lanxide. This Agreement has been duly executed and delivered by Lanxide and constitutes a legal, valid, and binding obligation of Lanxide, enforceable against Lanxide in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) Prior to the execution and delivery of this Agreement, the Board of Directors of Lanxide (at a meeting duly called and held) approved this Agreement and the other transactions contemplated hereby and the Special Committee of the Board of Directors of Lanxide received the Lanxide Fairness Opinion.

          3.5  CONSENTS AND APPROVALS; NO VIOLATIONS.  Except as set forth on
Section 3.5 of the Lanxide Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Lanxide or any of its Subsidiaries under: (i) any provision of the Certificate of Incorporation or By-laws of Lanxide or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to Lanxide or any of its Subsidiaries, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Lanxide or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign (including provincial) or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Lanxide or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Lanxide or is necessary for the consummation of the transactions contemplated by this Agreement, except for the filing of the Certificates of Designation with the Secretary of State of the State of Delaware and such consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and would not prevent the consummation of any of the transactions contemplated hereby.

          3.6  [INTENTIONALLY OMITTED]

          3.7  TAX MATTERS.

               (a) All federal, state, local, and foreign tax returns required to be filed by or on behalf of any of the Lanxide Companies and which were due on or prior to the date hereof have been timely filed, or requests for extensions have been timely filed and granted and have not expired, and all returns filed are complete and accurate to the best information and belief of Lanxide, except to the extent that any failure to be correct and complete would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All taxes shown on filed returns have been timely paid and Lanxide and each of its Subsidiaries have complied with all rules and regulations relating to the withholding of such taxes, except to the extent that any failure to comply with such rules and regulations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, there is no audit, examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that would reasonably be expected to have a Material Adverse Effect, except as reserved against in the Lanxide Financial Statements. All taxes, interest, additions, and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

               (b) None of the Lanxide Companies has executed an extension or waiver of any statute of limitations on the assessment or collection of any tax due that is currently in effect.

               (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for any of the Lanxide Companies for the period or periods through and including March 31, 1997, has been made and is reflected on the March 31, 1997 unaudited Lanxide financial statements included in the Lanxide Financial Statements.

               (d) Deferred taxes of the Lanxide Companies have been provided for in accordance with GAAP.

          3.8 LANXIDE JOINT VENTURES. Section 3.8 of the Lanxide Disclosure Schedule lists all of the active and inactive joint ventures among Lanxide or a Lanxide Subsidiary and any third person, firm or corporation (individually, a "Lanxide Joint Venture" and, collectively, "Lanxide Joint Ventures") as of the date of this Agreement. The principal terms and conditions of each Lanxide Joint Venture are disclosed on Section 3.8 of the Lanxide Disclosure Schedule (which Schedule may make reference to, or incorporate therein, the disclosures contained in specific documents previously filed by Lanxide with the SEC).

         3.9  PROPERTIES.       Except as disclosed or reserved against in the
Lanxide Financial Statements, the Lanxide Companies have good, valid and, in the case of real property, marketable title to, or a valid leasehold interest in, free and clear of all material liens, encumbrances, charges, defaults, or equities of whatever character, all of the material properties and assets, tangible or intangible, reflected in the Lanxide Financial Statements as being owned by the Lanxide Companies as of the date hereof, except for defects in such title or interest which would not have, individually or in the aggregate, a Material Adverse Effect. To the best knowledge of Lanxide's management, all buildings, and all fixtures, equipment, and other property and assets held under leases or subleases by any of the Lanxide Companies, are held under valid instruments which are in full force and effect (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought) and each of the Lanxide Companies has complied with the terms of all such leases or subleases to which it is a party and under which it is in occupancy, except for failure to comply or be in full force and effect which would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. To the best knowledge of Lanxide's management, the policies of fire, theft, liability, and other insurance maintained with respect to the assets or businesses of the Lanxide Companies provide adequate coverage against loss, and the fidelity bonds in effect as to which any of the Lanxide Companies is a named insured are believed to be sufficient.

         3.10 COMPLIANCE WITH LAWS. To the best knowledge of Lanxide's management, each of the Lanxide Companies:

               (a) is in compliance with all laws, regulations, reporting and licensing requirements, and orders applicable to its business or employees conducting its business, the breach or violation of which would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect; and

               (b) has received no notification or communication from any agency or department of federal, state or local government or the Regulatory Authorities or the staff thereof (i) asserting that any of the Lanxide Companies is not in compliance with any of the statutes, regulations, or ordinances which such governmental authority or Regulatory Authority enforces, which as a result of such noncompliance, would reasonably be likely, individually or in the aggregate, to result in a Material Adverse Effect, (ii) threatening to revoke any license, franchise, permit, or governmental authorization which would reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect, or (iii) requiring any of the Lanxide Companies to enter into a cease and desist order, agreement, or memorandum of understanding.

          3.11  EMPLOYEE BENEFIT PLANS.

               (a) Lanxide has made available for inspection to Commodore prior to the execution of this Agreement, complete and correct copies of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, any other written employee program, arrangement, or agreement, any medical, vision, dental, or other health plan, any life insurance plan, or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any of the Lanxide Companies or affiliate thereof for the benefit of their employees, retirees, dependents, spouses, directors, independents, spouses, directors, independent contractors, or other beneficiaries that are eligible to participate, whether arrived at through collective bargaining or otherwise (collectively, the "Lanxide Benefit Plans"), and has delivered to Commodore prior to the execution of this Agreement a summary of such Lanxide Benefit Plans. Any of the Lanxide Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ERISA Plan." No Lanxide Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

               (b) All Lanxide Benefit Plans are in compliance with the applicable terms of ERISA and the Internal Revenue Code, and any other applicable laws, rules, and regulations except in instances in which such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

               (c)  No Lanxide ERISA Plan is a defined benefit pension plan.


          3.12  NO EXISTING VIOLATION; DEFAULT.

               (a) Neither Lanxide nor any of its Subsidiaries is in violation of (i) its charter or other organizational documents or by-laws, (ii) any applicable law, ordinance or administrative or governmental rule or regulation, or (iii) any order, decree or judgment of any governmental entity having jurisdiction over Lanxide or any of its Subsidiaries, except for any violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The properties, assets and operations of Lanxide and its Subsidiaries are in compliance in all material respects with all applicable federal, state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and the protection of the environment (collectively, "Worker Safety Laws").
With respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, to the knowledge of Lanxide management, there are no past or current events, conditions, circumstances, activities, practices, incidents, actions or plans of Lanxide or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance in all material respects with applicable Worker Safety Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, reasonably be expected to have a Material Adverse Effect.

               (b) There is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any loan or credit agreement, note, bond, mortgage, indenture or guarantee of indebtedness for borrowed money and there is no existing event of default or event that, but for the giving of notice or lapse of time, or both, would constitute an event of default under any lease, other agreement or instrument to which Lanxide or any of its Subsidiaries is a party or by which Lanxide or any such Subsidiary or any of their respective properties, assets or businesses is bound which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          3.13 MATERIAL CONTRACTS. Except as reflected in the Lanxide Financial Statements, none of the Lanxide Companies, nor any of their respective assets, business, or operations is as of the date of this Agreement a party to, or is bound or affected by, or receives benefits under, any contract or agreement or amendment thereto that in each case would be required to be filed as an exhibit to a Form 10-K that has not been timely filed as an exhibit in an SEC Document previously filed by Lanxide with the SEC and identified to Commodore.

          3.14 MATERIAL CONTRACT DEFAULTS. None of the Lanxide Companies is in default, nor to the best knowledge of Lanxide is any other party in material default, in any respect under any contract, agreement, commitment, arrangement, lease, insurance policy, or other instrument to which such Lanxide Company is a party or by which its respective assets, business, or operations may be bound or affected or under which it or its respective assets, business, or operations receives benefits, except for such breaches and defaults which would not be expected to have, individually or in the aggregate, a Material Adverse Effect, and there has not occurred any event that with the lapse of time or the giving of notice, or both, would constitute such a breach or default. Neither Lanxide nor any of its Subsidiaries is a party to or bound by any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, Lanxide or any such Subsidiary is entitled to conduct all or any material portion of the business of Lanxide and its Subsidiaries taken as a whole.

          3.15 LEGAL PROCEEDINGS. Except as set forth on Section 3.15 of the Lanxide Disclosure Schedule, there are no actions, suits, or proceedings instituted or pending, or to the best knowledge of Lanxide's management, threatened (or unasserted but considered probable of assertion any of which if asserted would have at least a reasonable probability of an unfavorable outcome) against any of the Lanxide Companies, or against any property, asset, interest, or right of any of them, that are reasonably expected to have either individually or in the aggregate, a Material Adverse Effect or that are reasonably expected to materially threaten or materially impede the consummation of the transactions contemplated by this Agreement. None of the Lanxide Companies is a party to any agreement or instrument or is subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree, rule, regulation, code or ordinance that threatens or might impede the consummation of the transactions contemplated by this Agreement.

          3.16 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since March 31, 1997, except as disclosed on the Lanxide Disclosure Schedule, in the Lanxide Financial Statements or in an SEC Document identified to Commodore, (a) neither Lanxide nor any of its Subsidiaries has entered into any material oral or written agreement or other transaction, that is not in the ordinary course of business or that would reasonably be expected to result in a Material Adverse Effect on Lanxide; (b) neither Lanxide nor any of its Subsidiaries has sustained any loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that has had or that would reasonably be expected to have a Material Adverse Effect; (c) there has been no material change in the indebtedness of Lanxide and its Subsidiaries, no change in the outstanding shares of capital stock of Lanxide except for the issuance of shares of Lanxide Common Stock pursuant to the Lanxide Stock Options and Existing Lanxide Warrants and no dividend or distribution of any kind declared, paid or made by Lanxide on any class of its capital stock except for dividends required to be paid on currently outstanding shares of the Lanxide Preferred Stock; and (d) there has been no event causing a Material Adverse Effect, nor any development that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and during the period from March 31, 1997 through the date of this Agreement, neither Lanxide nor any of its Subsidiaries has taken any action that, if taken without Commodore's consent during the period from the date of this Agreement through the Closing Date, would constitute a breach of Section 5.1 hereof.

          3.17 INTELLECTUAL PROPERTY. Lanxide and its Subsidiaries own or have a valid license to use all inventions, patents, trademarks, service marks, trade names, copyrights, trade secrets, software, mailing lists and other intellectual property rights (collectively, the "Lanxide Intellectual Property") necessary to carry on their respective businesses as currently conducted; and neither Lanxide nor any such Subsidiary has received any notice of infringement of or conflict with, and, to Lanxide's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any of the Lanxide Intellectual Property that, in either such case, has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or result in material adverse publicity for Lanxide.

          3.18 LABOR MATTERS. Except as disclosed on Section 3.18 of the Lanxide Disclosure Schedule, neither Lanxide nor any of its Subsidiaries has any labor contracts, collective bargaining agreements or material employment or consulting agreements with any persons employed by or otherwise performing services primarily for Lanxide or any of its Subsidiaries (the "Lanxide Business Personnel") or any representative of any Lanxide Business Personnel. Except as set forth on the Lanxide Disclosure Schedule, neither Lanxide nor any of its Subsidiaries has engaged in any unfair labor practice with respect to Lanxide Business Personnel, and there is no unfair labor practice complaint pending against Lanxide or any of its Subsidiaries with respect to Lanxide Business Personnel which, in either such case, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on the Lanxide Disclosure Schedule, there is no material labor strike, dispute, slowdown or stoppage pending or, to the knowledge of Lanxide, threatened against Lanxide or any of its Subsidiaries, and neither Lanxide nor any of its Subsidiaries has experienced any material primary work stoppage or other material labor difficulty involving its employees during the last three years, except for any of the foregoing which would not have a Material Adverse Effect.

          3.19 SEC FILINGS. Lanxide has filed all documents required to be filed prior to the date hereof by it and its Subsidiaries with the SEC (the "Lanxide SEC Documents"). As of their respective dates, or if amended as of the date of the last such amendment, the Lanxide SEC Documents complied, and all documents required to be filed by Lanxide or any of its Subsidiaries with the SEC after the date hereof and prior to the Closing Date (the "Subsequent Lanxide SEC Documents") will comply, in all material respects with the requirements of the 1933 Act or the 1934 Act, as the case may be, and the applicable rules and regulations promulgated thereunder and none of the Lanxide SEC Documents contained, and the Subsequent Lanxide SEC Documents will not contain, any untrue statement of a material fact or omitted, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, or are to be made, not misleading. The consolidated financial statements of Lanxide included in the Lanxide SEC Documents are in accordance with the books and records of the Lanxide Companies and fairly present, and those to be included in the Subsequent Lanxide SEC Documents will be in accordance with the books and records of the Lanxide Companies and will fairly present, the consolidated financial position of Lanxide and its consolidated Subsidiaries, as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein) in conformity with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto). Since September 30, 1996, Lanxide has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as may be required by GAAP.

          3.20  ENVIRONMENTAL MATTERS.

               (a) Lanxide and its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws (which compliance includes, but is not limited to, the possession by Lanxide and its Subsidiaries of all permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof), except for failures to comply which would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither Lanxide nor any of its Subsidiaries has received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that Lanxide or any of its Subsidiaries is not in such compliance, and there are no past or present actions, activities, circumstances conditions, events or incidents that may prevent or interfere with such compliance in the future.

               (b) There is no Environmental Claim pending or, to the knowledge of Lanxide, threatened against Lanxide or any of its Subsidiaries or, to the knowledge of Lanxide, against any Person whose liability for any Environmental Claim Lanxide or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the Release, emission, discharge, presence or disposal of any Hazardous Material, which could form the basis of any Environmental Claim against Lanxide or any of its Subsidiaries, or to the knowledge of Lanxide, against any Person whose liability for any Environmental Claim Lanxide or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law which would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

               (d) Neither Lanxide nor any of its Subsidiaries has placed, stored, deposited, discharged, buried, dumped or disposed of Hazardous Materials or any other wastes produced by, or resulting from, any business, commercial or industrial activities, operations or processes, on, beneath or adjacent to any property currently owned, operated or leased by Lanxide or any of its Subsidiaries, except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of Lanxide and its Subsidiaries (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no Release of any such substances into the indoor or outdoor environment), except where Lanxide and its Subsidiaries have failed to comply with Environmental Laws applicable to the above matters or have failed to store such inventories and wastes in a manner described above and such failures would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

               (e) Lanxide has made available for inspection to Commodore, complete and correct copies and results of any reports, studies, analyses, tests or monitoring possessed or initiated by Lanxide or any of its Subsidiaries pertaining to Hazardous Materials in, on, beneath or adjacent to any property currently or formerly owned, operated or leased by Lanxide or any of its Subsidiaries, or regarding Lanxide's or any of its Subsidiaries' compliance with applicable Environmental Laws.

     4.   REPRESENTATIONS AND WARRANTIES OF COMMODORE.
          ___________________________________________

     Commodore does hereby represent and warrant to Lanxide as follows:

          4.1 ORGANIZATION, STANDING, AND AUTHORITY. Commodore is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is duly qualified to do business, and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified other than those in which the failure to be duly qualified would not reasonably be expected to have a Material Adverse Effect on Commodore, and has corporate power and authority to carry on its business as now conducted and to own, lease, and operate its assets, properties, and business.

          4.2  AUTHORITY.

               (a) Commodore has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Commodore.
This Agreement has been duly executed and delivered by Commodore and constitutes a legal, valid, and binding obligation of Commodore, enforceable against Commodore in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) The Board of Directors of Commodore has approved this Agreement and the transactions contemplated hereby.

          4.3 CONSENTS AND APPROVALS; NO VIOLATIONS. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Commodore or any of its Subsidiaries under: (i) any provision of the Certificate of Incorporation or By-laws of Commodore or the comparable charter or organization documents or by-laws of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease, agreement, instrument, permit, concession, franchise or license applicable to Commodore or any of its Subsidiaries or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Commodore or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such violations, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Commodore and would not materially impair the ability of Commodore to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby. No filing or registration with, or authorization, consent or approval of, any domestic (federal and state), foreign (including provincial) or supranational court, commission, governmental body, regulatory agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Commodore or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Commodore or is necessary for the consummation of this Agreement and the other transactions contemplated by this Agreement, except for such consents, orders, authorizations, registrations, declarations and filings the failure of which to obtain or make would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Commodore and would not materially impair the ability of Commodore to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

          4.4  ACQUISITION OF SHARES FOR INVESTMENT.     All Shares, Warrants
and Warrant Shares acquired by Commodore hereunder are being acquired for investment purposes only and not with a view to any public distribution thereof, and Commodore will not offer to sell or otherwise dispose of such securities in violation of the applicable provisions of the Securities Act of 1933, as amended.

     5.   CONDUCT PENDING THE CLOSING DATE.
          ________________________________

          5.1 CONDUCT OF BUSINESS - NEGATIVE COVENANTS. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement, Lanxide covenants and agrees that it will not do or agree or commit to do, and shall not permit any of its Subsidiaries to do or to commit to do, any of the following without the prior written consent of Commodore, which consent shall not be unreasonably delayed or withheld:

               (a) except as set forth on the Lanxide Disclosure Schedule, or as expressly contemplated by this Agreement, amend its certificate of incorporation or bylaws; or

               (b) except as expressly permitted in this Agreement or required by the specific terms of Lanxide Capital Stock, Existing Lanxide Warrants, Lanxide Stock Options or Lanxide Deferred Compensation Plans, repurchase, redeem, or otherwise acquire or exchange, directly or indirectly, any shares of its capital stock or any securities convertible into any shares of its capital stock; or

               (c) except as expressly contemplated by this Agreement or as disclosed in the Lanxide Disclosure Schedule, acquire, or agree to acquire, any business or any corporation, partnership, limited liability company, association, firm, or organization or division thereof, or otherwise acquire or agree to acquire any assets other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, or (ii) the creation of new Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

               (d) except as disclosed in the Lanxide Disclosure Schedule, sell or otherwise dispose of, or agree to sell, lease or otherwise dispose of:
(i) any shares of capital stock of any Lanxide Subsidiary (unless any such shares of stock are sold or otherwise transferred to Lanxide or any of its wholly-owned Subsidiaries); (ii) any Lanxide Subsidiary; (iii) any substantial part of the assets of Lanxide or any Lanxide Subsidiary, other than licenses of technology in the ordinary course of Lanxide's business; or (iv) any asset other than in the ordinary course of business for reasonable and adequate consideration; provided, however, such covenant in this subparagraph (d) shall not be applicable to the sale of shares or assets sold after the date of this Agreement in transactions not otherwise prohibited by this Agreement resulting in proceeds not in excess of $10,000; or

               (e) except as disclosed in the Lanxide Disclosure Schedule or as contemplated hereby, incur, directly or indirectly, any additional debt obligation or other obligation for borrowed money, other than (i) the replacement of existing short-term debt with other short-term debt in the same or lesser aggregate principal amount, or (ii) indebtedness of any Lanxide Company to another Lanxide Company not in excess of an aggregate of $25,000; or

               (f) grant any increase in compensation or benefits to its employees or to its officers, except in accordance with past practice or as required by law; pay any bonus except in accordance with past practice or the provisions of any applicable program or plan adopted by the Board of Directors of Lanxide prior to the date of this Agreement; enter into any severance agreements with its officers or the officers of any Lanxide Subsidiary except as previously disclosed; grant any material increase in fees or other increases in compensation or other benefits to any of its directors; or effect any change in retirement benefits for any class of its employees or officers (unless such change is required by applicable law) that would materially increase the retirement benefit liabilities of Lanxide and its Subsidiaries on a consolidated basis; or

               (g) except as disclosed on the Lanxide Disclosure Schedule, amend any existing employment contract between Lanxide or any Subsidiary thereof and any person having a salary thereunder in excess of $100,000 per year (unless such amendment is required by law) to increase the compensation or benefits payable thereunder or enter into any new employment contract with any person having a salary thereunder in excess of $100,000; or

               (h) adopt any new employee benefit plan of Lanxide or any Lanxide Subsidiary or make any material change in or to any existing employee benefit plan of Lanxide or any Lanxide Subsidiary, other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax-qualified status of any such plan; or

               (i) (i) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends required to be paid on the outstanding shares of Lanxide Preferred Stock); (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or
(iii) purchase, redeem or otherwise acquire any shares of its capital stock or those of any Subsidiary or any other securities thereof or purchase, redeem or otherwise acquire or extend the expiration of or otherwise amend, any rights, warrants or options to acquire any such shares or other securities; or

               (j) except to the extent set forth in Section 2.2 hereof, issue, deliver, sell, pledge, dispose of or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities, equity equivalent or convertible securities, other than (i) the issuance of shares of Lanxide Common Stock upon the exercise of currently outstanding Lanxide Stock Options, Existing Lanxide Warrants, or Lanxide Deferred Compensation Plans, and (ii) the issuance of stock options to employees of Lanxide or Commodore or any of its Subsidiaries in the ordinary course of business and consistent with past practice.

          5.2 CONDUCT OF BUSINESS-AFFIRMATIVE COVENANTS. Unless the prior written consent of Commodore shall have been obtained, Lanxide shall and shall cause its Subsidiaries to operate its businesses in accordance with the ordinary course of its business as currently conducted and, to the extent consistent herewith, use its reasonable best efforts to preserve intact its business organizations and assets, maintain its rights and franchises, keep available services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it, all to the end that its goodwill and ongoing business shall be unimpaired at the Closing Date, and to take no action which would (i) adversely affect the ability of Lanxide to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby without imposition of a condition or restriction that would have a Material Adverse Effect on Lanxide, or (ii) adversely affect the ability of Lanxide to perform its covenants and agreements under this Agreement.

          5.3 ADVERSE CHANGES IN CONDITION. Lanxide shall give prompt written notice to Commodore concerning any Material Adverse Change from the date of this Agreement until the Closing Date, or upon becoming aware of the occurrence or impending occurrence of any event or circumstance which would cause or constitute a material breach of any of the representations, warranties, or covenants of Lanxide contained herein. Lanxide shall use its best efforts to prevent any such breach or promptly remedy the same.

     6.   CERTAIN COVENANTS AND AGREEMENTS.
          ________________________________

          6.1  INDEMNIFICATION; DIRECTORS AND OFFICERS' INSURANCE.

               (a) For six years after the Closing Date, Lanxide shall indemnify, defend and hold harmless, and Commodore shall take no action to prevent Lanxide from indemnifying, defending and holding harmless, any person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing Date, a director, officer or consultant (an "Indemnified Person") of any of the Lanxide Companies against all losses, claims, damages, liabilities, costs and expenses (including attorneys' fees and expenses), judgments, fines, losses and amounts paid in settlement in connection with any actual or threatened action, suit, claim, proceeding or investigation (each, a "Claim") to the extent that any such Claim is based on, or arises out of:
(i) the fact that such Indemnified Person is or was a director or officer of one or more of the Lanxide Companies or is or was serving at the request of one or more of the Lanxide Companies as a director or officer of another corporation, partnership, joint venture, trust or other enterprise; or (ii) this Agreement or any of the transactions contemplated hereby, in each case to the extent that any such Claim pertains to any matter or fact arising, existing or occurring prior to or at the Closing Date, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the full extent permitted under the DGCL, the certificates of incorporation or by-laws of Lanxide or any indemnification agreement in effect at the date hereof or as of the Closing Date, including provisions relating to advancement of expenses incurred in the defense of any such Claim; PROVIDED, HOWEVER, that Lanxide shall not be required to indemnify any Indemnified Person in connection with any proceeding (or portion thereof) involving any Claim initiated by such Indemnified Person, unless the initiation of such proceeding (or portion thereof) was authorized by the Board of Directors of Lanxide, or unless such proceeding is brought to enforce rights under this Section 6.1. Without limiting the generality of the preceding sentence, in the event any Indemnified Person becomes involved in any Claim, after the Closing Date, Lanxide shall, and Commodore shall take no action to, prevent Lanxide to periodically advance to such Indemnified Person its legal and other expenses (including the cost of any investigation and preparation incurred in connection therewith), subject to the providing by such Indemnified Person of an undertaking to reimburse all amounts so advanced in the event of a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled thereto.

               (b) Commodore and Lanxide agree that all rights to indemnification or liabilities, and all limitations with respect thereto, existing in favor of any Indemnified Person, as provided in the certificates of incorporation or by-laws of any of the Lanxide Companies and any indemnification agreement in effect at the date hereof or as of the Closing Date, shall survive the Closing Date and shall continue in full force and effect, without any amendment thereto, for a period of six years from the Closing Date to the extent such rights, liabilities and limitations are consistent with the DGCL; PROVIDED, HOWEVER, that in the event any Claim is asserted or made within such six-year period, all such rights, liabilities and limitations in respect of any such Claim shall continue until disposition thereof; PROVIDED, FURTHER, that any determination required to be made with respect to whether an Indemnified Person's conduct complies with the standards set forth under the DGCL, the certificate of incorporation or by-laws of any of the Lanxide Companies or any such agreement, as the case may be, shall be made by independent legal counsel selected by such Indemnified Person and reasonably acceptable to Commodore; and, PROVIDED, FURTHER, that nothing in this Section 6.1 shall impair any rights or obligations of any current or former director or officer of any of the Lanxide Companies.

               (c) Lanxide shall maintain, and Commodore shall take no action to prevent Lanxide from maintaining, Lanxide's existing directors' and officers' liability insurance policy ("D&O Insurance") for a period of not less than six years after the Effective Date; PROVIDED, HOWEVER, that Lanxide may substitute therefor policies of substantially similar coverage and amounts containing terms no less advantageous to such former directors or officers; PROVIDED, FURTHER, that if the existing D&O Insurance expires or is canceled during such period, Lanxide shall use its best efforts to obtain substantially similar D&O Insurance; and, PROVIDED, FURTHER, that Lanxide shall not be required to pay an annual premium for D&O Insurance in excess of 150% of the last annual premium paid prior to the Closing Date, but in such case shall purchase as much coverage as possible for such amount.

               (d) The provisions of this Section 6.1 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, his or her heirs and his or her personal representatives.

          6.2  SUPERIOR OFFER.

               (a) In the event and only in the event that, on or before the date on which Commodore shall have completed the purchase of all 105,000 of the Shares in accordance with Sections 2.2(a) through (d) hereof, Lanxide shall receive from a financially capable third party not affiliated with either Commodore or Lanxide, an offer and commitment to either acquire control of Lanxide or to otherwise provide financing to Lanxide in such amounts and upon such terms and conditions which, in the opinion of the Board of Directors of Lanxide (Messrs. Bentley J. Blum and Paul E. Hannesson abstaining), is more favorable to Lanxide and its stockholders from a financial point of view than the sale of the Shares and Warrant to Commodore pursuant to this Agreement (a "Superior Offer"), then Lanxide may terminate this Agreement, subject to making the payments to Commodore contemplated by Section 10.3 below.

               (b) Should Lanxide have the right and shall elect to terminate this Agreement on or before August 27, 1997 as the result of receipt of a Superior Offer, in addition to receipt of the payments contemplated by Section
10.3 below, Commodore shall be entitled to retain and exercise the Warrant in accordance with its terms.

               (c) In the event that Commodore shall NOT have purchased and paid for all 105,000 of the Shares by August 27, 1997, for any reason OTHER than Lanxide's prior receipt of a Superior Offer or Lanxide's breach of its covenants and agreements contained herein, in the event that Lanxide shall thereafter consummate a financing under a Superior Offer or a "Liquidity Event" (as defined in the Series F Certificate of Designation) shall occur, in each case subsequent to August 27, 1997, then simultaneous with consummation of such Superior Offer or Liquidity Event, Lanxide may redeem for $0.001 per Warrant Share, that portion of the Warrant that could not have then been exercised by tendering previously purchased Shares for Warrant Shares.

               (d) In considering any other proposal to provide financing, the Board of Directors of Lanxide may rely upon the opinion of its investment banker and such other persons as it deems appropriate.

          6.3 AGREEMENTS AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each of Lanxide and Commodore agrees to use all reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated by this Agreement, including, without limitation, in the case of Commodore, using reasonable best efforts to obtain the funds necessary to consummate the transactions contemplated herein. Each of Lanxide and Commodore shall use its best efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the transactions contemplated by this Agreement. In addition to, and not in lieu of the foregoing:

               (a) Subject to applicable notice requirements under the Securities Exchange Act of 1934, as amended, Lanxide shall, either simultaneous with, or in no event later than three (3) Business Days following the Closing Date, call a special telephonic meeting of its Board of Directors for the purpose of (i) expanding the number of members of the entire Lanxide Board of Directors to seven (7) persons, and (ii) appointing four (4) persons designated by Commodore (which may include Messrs. Bentley J. Blum, Paul E. Hannesson and/or Stephen A. Weiss) to serve as the designees of the holders of the Shares on the Lanxide Board of Directors; and

               (b) by their execution of this Agreement, each of Bentley J. Blum and Paul E. Hannesson, in their capacities as holders of Lanxide Common Stock, do hereby: (i) approve, adopt and consent to this Agreement, the Certificates of Designation, the authorization and issuance of the Shares Series F Preferred Stock and Shares of Series G Preferred Stock by the Lanxide Board of Directors, and all of the transactions contemplated hereby and thereby; and
(ii) covenant and agree to vote all of their shares of Lanxide Common Stock at any regular or special meeting of stockholders of Lanxide which may hereafter be called to ratify this Agreement, the Certificates of Designation and the transactions contemplated hereby and thereby.

          6.4 LANXIDE EMPLOYEE STOCK OPTIONS. The Board of Directors of Lanxide shall, within thirty (30) days from the date hereof, grant to those employees and consultants of Lanxide and its Subsidiaries who currently hold outstanding options and warrants to purchase Lanxide Common Stock (the "Old Lanxide Options") under certain Lanxide Companies existing incentive plans (the "Option Holders"), that number of stock options under Lanxide stock option plan(s) now or hereafter in effect as shall equal 100% of the aggregate number of Old Lanxide Options held by them on the date hereof (the "New Lanxide
Options").    Notwithstanding the foregoing, it is expressly understood and agreed that:

               (a) All New Lanxide Options: (i) shall be exercisable at an exercise price of $7.41 per share (subject to customary adjustments in such exercise price as a result of stock splits, stock dividends and reclassifications of Lanxide's common stock); (b) shall be exercisable ONLY commencing July 1, 2000, and then only to the extent set forth in Section 6.4(b) hereof; (c) shall vest over a period of five (5) years from the date of grant at the rate of 20% per year; provided, that the holder shall be in the continuous full time employment of Lanxide during such period; and (d) shall be subject to the substantially the same restrictions and risks of forfeiture as are contained in Old Lanxide Options.

               (b) The New Lanxide Options shall be exercisable by the holder (to the extent vested) after June 30, 2000, ONLY in the event that by June 30, 2000, as a result of the full exercise of the Warrant, ALL Warrant Shares issuable under the Warrant shall have been issued (the "Maximum Warrant Shares"). In the event and to the extent that on June 30, 2000 (the expiration date of the Warrant) all 250,000 Warrant Shares shall not have been issued upon such full exercise of the Warrant, then holders of the New Lanxide Options shall be entitled to exercise such New Lanxide Options ONLY to the extent of the product of multiplying (i) the number of shares of Lanxide Common Stock issuable upon full exercise of all New Lanxide Options issued to each such holder, by
(ii) a fraction, (x) the numerator of which shall be the aggregate number of Warrant Shares issued and outstanding at June 30, 2000, and (y) the denominator of which shall be the Maximum Warrant Shares.

     7.   CONDITIONS PRECEDENT TO COMMODORE'S PERFORMANCE.
          _______________________________________________

          In addition to the fulfillment of the parties' agreements in Section 6 above, the obligations of Commodore to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, on or before the Closing Date and on each subsequent date on which Commodore is obligated to purchase Shares pursuant to Section 2.2 (except for the condition set forth in Section 7.10, which shall only apply to the purchase of Shares pursuant to
Section 2.2(c) and 2.2(d) hereof), of all the following conditions, any one or more of which may be waived in writing by Commodore:

          7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Lanxide in this Agreement and in the Lanxide Disclosure Schedule shall be true and correct in all material respects on and as of the Closing Date, and on each subsequent date on which Commodore shall purchase Shares, as though such representations and warranties were made on and as of that date.

          7.2 PERFORMANCE. Lanxide shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by Lanxide on or before the Closing Date, and on each subsequent date on which Commodore shall purchase Shares, including without limitation, the issuance and delivery of the Shares and the Warrants to Commodore, against payment of the Purchase Price in the manner herein provided.

          7.3 CERTIFICATION. Commodore shall have received a certificate, dated the Closing Date, and on each subsequent date on which Commodore shall purchase Shares, signed by Lanxide, certifying, in such detail as Commodore and its counsel may reasonably request, that the conditions specified in Sections
7.1 and 7.2 above have been fulfilled.

          7.4 OPINION OF COUNSEL. Commodore shall have received an opinion of Skadden, Arps, Slate, Maegher & Flom, LLP, counsel to Lanxide, as to such matters incidental to the transactions contemplated hereby as may be reasonably requested by Commodore, such opinion to be in form and substance satisfactory to Commodore.

          7.5 GOOD STANDING CERTIFICATE. Lanxide shall have delivered to Commodore a certificate or telegram issued by the Secretary of State of Delaware, evidencing the good standing of Lanxide in the State of Delaware as of a date not more than fifteen (15) days prior to the Closing Date and on each subsequent date on which Commodore shall purchase Shares.

          7.6 ABSENCE OF LITIGATION. Except as listed in the Lanxide Disclosure Schedule, no action, suit or proceeding by or before any court or any governmental body or authority, against Lanxide or pertaining to the transactions contemplated by this Agreement or their consummation, shall be pending or threatened on the Closing Date, and on each subsequent date on which Commodore shall purchase Shares, which action, suit or proceeding would, if determined adversely, have a Material Adverse Effect.

          7.7 CONSENTS. All necessary disclosures to and agreements and consents of (a) any parties to any material contracts and/or any licensing authorities which are material to Lanxide's business, and (b) any governmental authorities or agencies to the extent required in connection with the transactions contemplated by this Agreement, shall have been obtained and true and complete copies thereof delivered to Commodore.

          7.8 NO MATERIAL ADVERSE CHANGE. From and after the date hereof, there shall not have occurred any event or condition materially and adversely affecting the financial condition, results of operations or business prospects of Lanxide from those reflected in the Lanxide Financial Statements or disclosed in this Agreement or the Lanxide Disclosure Schedule, except for matters resulting from adverse changes in economic conditions affecting businesses generally.

          7.9 CERTIFICATES OF DESIGNATION. The Series F Certificate of Designation and the Series G Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall remain in full force and effect.

          7.10 FINANCING. Commodore shall have received, on or prior to August 27, 1997, net proceeds from one or more public or private offerings of its debt and/or equity securities in an aggregate amount of not less than $10,500,000 (the "Post-Closing Financing"), all upon such terms and conditions as shall be satisfactory to the Board of Directors of Commodore.

          7.11 FAIRNESS OPINION. On or prior to the Closing Date, Commodore shall have received the Commodore Fairness Opinion, and same shall not have been withdrawn or modified in any respect not satisfactory to Commodore.

          7.12 VOTING AGREEMENT. The Voting Agreement shall have been fully executed and delivered by the parties thereto.

          7.13  RECOMPOSITION OF THE BOARD   Commodore's designees for election
to Lanxide's Board of Directors, immediately upon the Closing, shall be nominated and appointed to Lanxide's Board of Directors in accordance with the provisions of Section 6.3(a) hereof, and such designees (or replacements designated by Commodore) shall continue to be members of such Board of Directors on each subsequent date that Shares are purchased pursuant to this Agreement.

          7.14 PROCEEDINGS AND INSTRUMENTS SATISFACTORY. All proceedings, corporate or other, to be taken in connection with the transactions contemplated by this Agreement, and all documents incidental thereto, shall be reasonably satisfactory in form and substance to Commodore and its counsel. Lanxide shall have submitted to Commodore or its representatives for examination the originals or true and correct copies of all records and documents relating to the business and affairs of Lanxide which Commodore may have requested in connection with said transactions.

     8.   CONDITIONS PRECEDENT TO LANXIDE'S PERFORMANCE.
          _____________________________________________

          In addition to the fulfillment of the parties' agreements in Section 6 above, the obligations of Lanxide to consummate the transactions contemplated by this Agreement are further subject to the satisfaction, at or before the Closing Date, of all the following conditions, any one or more of which may be waived in writing by Lanxide:

          8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by Commodore in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of that date.

          8.2 PERFORMANCE. Commodore shall have performed, satisfied and complied with all covenants, agreements, and conditions required by this Agreement to be performed, satisfied or complied with by Commodore on or before the Closing Date, including without limitation, payment of the Purchase Price for the Shares and Warrants delivered to Commodore on the Closing Date in accordance with the provisions of 2.2 hereof.

          8.3 CERTIFICATION. Lanxide shall have received a certificate, dated the Closing Date, signed by Commodore, certifying, in such detail as Lanxide and its counsel may reasonably request, that the conditions specified in Sections
8.1 and 8.2 above have been fulfilled.

          8.4 FAIRNESS OPINION. Lanxide shall have received the Lanxide Fairness Opinion, and same shall not have been withdrawn or modified in any respect not satisfactory to Lanxide.

     9.   CLOSING.
          _______

          9.1 PLACE AND DATE OF CLOSING. Unless this Agreement shall be terminated pursuant to Section 10 below, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, counsel to Commodore, located at 153 East 53rd Street, 35th floor, New York, New York 10022, or such other location as is agreed to between Commodore and Lanxide, at 10:00 a.m. local time on a date on or before July 3, 1997 to be mutually agreed to by the parties (the date of the Closing being referred to in this Agreement as the "Closing Date").

          9.2 ACTIONS AT CLOSING. At the Closing, Commodore and Lanxide shall make all payments and deliveries stated in this Agreement to be made at the Closing and/or on or prior to the Closing Date.


     10.  TERMINATION OF AGREEMENT.

          10.1 GENERAL. This Agreement may be terminated and the transactions contemplated hereby may be abandoned:

          (a) at any time prior to the Closing Date, by the mutual written consent of Lanxide and Commodore;

          (b) at any time prior to the Closing Date, by Commodore, or by Lanxide, if: (i) a material breach shall exist with respect to the written representations and warranties made by the other party,
          (ii) the other party shall take any action prohibited by this Agreement, if such action shall or may have a material adverse effect on Lanxide and/or the transactions contemplated hereby, or (iii) any consent of any third party to the transactions contemplated hereby (whether or not the necessity of which is disclosed herein) is reasonably necessary to prevent a default under any outstanding material obligation of Commodore or Lanxide, and such consent is not obtainable without material cost or penalty (unless the party or parties not seeking to terminate this Agreement agrees or agree to pay such cost or penalty);

          (c) subject to compliance with Section 10.3 below, by Lanxide, if it receives a Superior Offer at any time prior to Commodore's purchase and payment for all 105,000 Shares offered pursuant to this Agreement; or

          (d) by Commodore, or by Lanxide, at any time on or after 5:00 p.m. (New York time) on July 3, 1997 (the "Outside Closing Date"), if the transactions contemplated hereby shall not have been consummated prior thereto, and the party directing termination shall not then be in breach or default of any obligations imposed upon such party by this Agreement.

          10.2 EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to this Section 10, no party to this Agreement shall have any further liability to the other, except as provided in Sections 10.3, 11.2 and
12.2 below, and except for willful breaches of this Agreement. In the event of termination by either party as above provided in this Section 10, prompt written notice shall be given to the other party.

          10.3 PAYMENTS TO COMMODORE. In the event that Lanxide shall terminate this Agreement as a result of receipt of a Superior Offer, simultaneous with the consummation of any transaction contemplated pursuant to such Superior Offer, Lanxide shall pay to Commodore in immediately available funds an aggregate amount equal to the SUM of:

               (a) the greater of (i) $300,000, or (ii) Commodore's actual out-of-pocket costs and expenses incurred in connection with the negotiation and financing of this Agreement; and

               (b) the SUM of (i) the full Purchase Price paid by Commodore for all Shares previously purchased by Commodore from Lanxide through the date of termination of this Agreement, and (ii) an additional payment equal to the Purchase Price actually paid multipled by a rate per annum of 8%, calculated from the date each installment of such Purchase Price was paid by Commodore to the date of repayment, against delivery by Commodore to Lanxide of certificates evidencing such Shares accompanied by stock powers duly executed in blank; PROVIDED, that Commodore may, in lieu of the payments contemplated by this
          Section 10.3(b), prior to consummation of the transactions contemplated by such Superior Offer, elect (in the exercise of its sole and absolute discretion) to exercise the Warrant in part by exchanging such Shares for a like number of Warrant Shares of Series F Preferred Stock and simultaneously converting such Warrant Shares into the applicable number of shares of Lanxide Common Stock; and

               (c) if and to the extent applicable, the full amount of any additional funds advanced by Commodore (in its sole and absolute discretion) from and after the Closing Date to Lanxide, together with interest thereon from the date of funding to the date of repayment at the rate of 8% per annum.

     Nothing contained in this Section 10.3 shall obligate Lanxide to prepay any of the Commodore Indebtedness, all of which shall remain due and payable in accordance with their stated terms.

     11.  REGISTRATION RIGHTS.
          ___________________

          11.1 If at any time following Commodore's completion of its purchase and payment for 105,000 of the Shares, Lanxide shall file a registration statement (other than a registration statement on Form S-4, Form S-8, or any successor form) with the SEC while any Registrable Securities (as hereinafter defined) are outstanding, Lanxide shall give all the then holders of any Registrable Securities or securities which are convertible into or exercisable for Registerable Securities, including for this purpose, holders of the Shares (the "Eligible Holders") at least 30 days prior written notice of the filing of such registration statement. If requested by any Eligible Holder in writing within 15 days after receipt of any such notice, Lanxide shall, at Lanxide's sole expense (other than the fees and disbursements of counsel for the Eligible Holders and the underwriting discounts or commissions, if any, payable in respect of the Registrable Securities sold by any Eligible Holder), register or qualify all or, at each Eligible Holder's option, any portion of the Registrable Securities of any Eligible Holders who shall have made such request, concurrently with the registration of such other securities, all to the extent requisite to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective as promptly as practicable. Notwithstanding the foregoing, if the managing underwriter of any such offering shall advise Lanxide in writing that, in its opinion, the distribution of all or a portion of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by Lanxide would adversely affect the distribution of such securities by Lanxide for its own account, then the underwriters shall have the right to exclude any or all of the securities that the Eligible Holders or other prospective seller requested to be including in such public offering; provided, however, that such exclusion shall be made pro rata among the Eligible Holders and the other stockholders of Lanxide that have registration rights or have otherwise requested to participate on a piggyback basis in such public offering in proportion to the respective number of shares of securities which
were requested to be included in such public offering.   As used herein,
"Registrable Securities" shall mean the shares of Lanxide Common Stock issuable upon conversion of Warrant Shares acquired by the Eligible Holder upon full or partial exercise of the Warrant, which have not been previously sold pursuant to a registration statement or Rule 144 promulgated under the 1993 Act.

          11.2 If at any time following Commodore's completion of its purchase and payment for 105,000 of the Shares, Lanxide shall receive a written request, from Eligible Holders who in the aggregate own (or upon exercise of all Warrants then outstanding or issuable would own) 50% of the total number of shares of Series F Preferred Stock then included (or upon such exercises would be included) in the Registrable Securities (the "Majority Holders"), to register the sale of all or part of such Registrable Securities, Lanxide shall, as soon as reasonably practicable, but in any event within 180 days of Lanxide's receipt of a written request from the Eligible Holders, prepare and file with the SEC a registration statement sufficient to permit the public offering and sale of the Registrable Securities through the facilities of all appropriate securities exchanges and the over-the-counter market, and will use its best efforts through its officers, directors, auditors, and counsel to cause such registration statement to become effective within such 180 day time period; PROVIDED, HOWEVER, that Lanxide shall only be obligated to file one such registration statement for which all expenses incurred in connection with such registration (other than the fees and disbursements of counsel for the Eligible Holders and underwriting discounts, if any, payable in respect of the Registrable Securities sold by the Eligible Holders) shall be borne by Lanxide. Lanxide shall not be obligated to effect any registration of its securities pursuant to this Section
11.2 within six months after the effective date of a previous registration statement prepared and filed in accordance with Sections 11.1 or 11.2. Within seven business days after receiving any request contemplated by this Section 11.2, Lanxide shall give written notice to all the other Eligible Holders, advising each of them that Lanxide is proceeding with such registration and offering to include therein all or any portion of any such other Eligible Holder's Registrable Securities, provided that Lanxide receives a written request to do so from such Eligible Holder within 15 days after receipt by him or it of Lanxide's notice.

          11.3 In the event of a registration pursuant to the provisions of this Section 11, Lanxide shall use its best efforts to cause the Registrable Securities so registered to be registered or qualified for sale under the securities or blue sky laws of such jurisdictions as the Eligible Holder or such holders may reasonably request; PROVIDED, HOWEVER, that Lanxide shall not be required to qualify to do business in any state by reason of this Section 11.3 in which it is not otherwise required to qualify to do business.

          11.4 Lanxide shall keep effective any registration or qualification contemplated by this Section 11 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document, and communication for such period of time as shall be required to permit the Eligible Holders to complete the offer and sale of the Registrable Securities covered thereby. Lanxide shall in no event be required to keep any such registration or qualification in effect for a period in excess of nine months from the date on which the Eligible Holders are first free to sell such Registrable Securities; PROVIDED, HOWEVER, that, if Lanxide is required to keep any such registration or qualification in effect with respect to securities other than the Registrable Securities beyond such period, Lanxide shall keep such registration or qualification in effect as it relates to the Registrable Securities for so long as such registration or qualification remains or is required to remain in effect in respect of such other securities.

          11.5 In the event of a registration pursuant to the provisions of this Section 11, Lanxide shall furnish to each Eligible Holder such number of copies of the registration statement and of each amendment and supplement thereto (in each case, including all exhibits), such reasonable number of copies of each prospectus contained in such registration statement and each supplement or amendment thereto (including each preliminary prospectus), all of which shall conform to the requirements of the 1933 Act and the rules and regulations thereunder, and such other documents, as any Eligible Holder may reasonably request to facilitate the disposition of the Registrable Securities included in such registration.

          11.6 In the event of a registration pursuant to the provisions of this Section 11, Lanxide shall furnish each Eligible Holder of any Registrable Securities so registered with an opinion of its counsel (reasonably acceptable to the Eligible Holders) to the general effect that (i) the registration statement has become effective under the 1933 Act and no order suspending the effectiveness of the registration statement, preventing or suspending the use of the registration statement, any preliminary prospectus, any final prospectus, or any amendment or supplement thereto has been issued, nor has the SEC or any securities or blue sky authority of any jurisdiction instituted or threatened to institute any proceedings with respect to such an order, (ii) the registration statement and each prospectus forming a part thereof (including each preliminary prospectus), and any amendment or supplement thereto, complies as to form with the 1933 Act and the rules and regulations thereunder, and (iii) such counsel has no knowledge of any material misstatement or omission in such registration statement or any prospectus, as amended or supplemented.

          11.7  In the event of a registration pursuant to the provision of this
Section 11, Lanxide shall enter into a cross-indemnity agreement and a contribution agreement, each in customary form, with each underwriter, if any, and, if requested, enter into an underwriting agreement containing conventional representations, warranties, allocation of expenses, and customary closing conditions, including, but not limited to, opinions of counsel and accountants' cold comfort letters, with any underwriter who acquires any Registrable Securities.

          11.8 In the event of a registration pursuant to the provisions of this Section 11:

               (a) each Eligible Holder shall furnish to Lanxide in writing such appropriate information (relating to such Eligible Holder and the intention of such Eligible Holder as to proposed methods of sale or other disposition of their Shares) and the identity of and compensation to be paid to any proposed underwriters to be employed in connection therewith as Lanxide, any underwriter, or the SEC or any other regulatory authority may request;

               (b) the Eligible Holders shall enter into the usual and customary form of underwriting agreement agreed to by Lanxide and any underwriter with respect to any such offering, if required, and such underwriting agreement shall contain the customary rights of indemnity between Lanxide, the underwriters, and such Eligible Holders;

               (c) each Eligible Holder shall agree that he shall execute, deliver and/or file with or supply Lanxide, any underwriters, the SEC and/or any state or other regulatory authority such information, documents, representations, undertakings and/or agreements necessary to carry out the provisions of the registration covenants contained in this Section 11 and/or to effect the registration or qualification of his or its Registrable Securities under the 1933 Act and/or any of the laws and regulations of any state or governmental instrumentality;

               (d) Lanxide's obligation to include any Registrable Securities in a registration statement shall be subject to the written agreement of each holder thereof to offer such securities in the same manner and on the same terms and conditions as the other securities of the same class are being offered pursuant to the registration statement, if such shares are being underwritten;

               (e) in the event that all the Registrable Securities have not been sold on or prior to the expiration of the period specified in Section 11.4 above, Lanxide may de-register by post-effective amendment any Registrable Securities covered by the registration statement, but not sold on or prior to such date. Lanxide agrees that it will notify each holder of Registrable Securities of the filing and effective date of such post-effective amendment; and

               (f) each Eligible Holder agrees that upon notification by Lanxide that the prospectus in respect to any public offering covered by the provisions hereof is in need of revision, such Eligible Holder shall immediately upon receipt of such notification (i) cease to offer or sell any securities of Lanxide which must be accompanied by such prospectus, (ii) return all such prospectuses in such Eligible Holder's hands to Lanxide, and (iii) not offer or sell any securities of Lanxide until such Holder has been provided with a current prospectus and Lanxide has given such Eligible Holder notification permitting such Eligible Holder to resume offers and sales.

          11.9 Lanxide agrees that until all the Registrable Securities have been sold under a registration statement or pursuant to Rule 144 under the 1933 Act, it shall keep current in filing all reports, statements and other materials required to be filed with the SEC to permit holders of the Registrable Securities to sell such securities under Rule 144.

          11.10  Except for (i) rights granted to holders of the Warrants, and
(ii) rights granted by Lanxide to other security holders of Lanxide prior to the date hereof, Lanxide will not, without the written consent of the Majority Holders, grant to any persons the right to request Lanxide to register any securities of Lanxide, provided that Lanxide may grant such registration rights to other persons so long as such rights are subordinate or pari passu to the rights of the Eligible Holders.

     12.  INDEMNIFICATION
          _______________

          12.1 Subject to the conditions set forth below, Lanxide agrees to indemnify and hold harmless each Eligible Holder, its officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the 1933 Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), from and against any and all loss, liability, charge, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 12, but not be limited to, reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with: (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, relating to the sale of any of the Registrable Securities; or (ii) any omission or alleged omission to state a material fact required to be stated in any document referenced in clause (i) above or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to Lanxide with respect to such Eligible Holder by or on behalf of such person expressly for inclusion in any registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. The foregoing agreement to indemnify shall be in addition to any liability Lanxide may otherwise have.

          If any action is brought against any Eligible Holder or any of its officers, directors, partners, employees, agents, or counsel, or any controlling persons of such person (an "indemnified party") in respect of which indemnity may be sought against Lanxide pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify Lanxide in writing of the institution of such action (but the failure so to notify shall not relieve Lanxide from any liability other than pursuant to this Section 12.1, except to the extent it may have been prejudiced in any material respect by such failure) and Lanxide shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by Lanxide in connection with the defense of such action or Lanxide shall not have promptly employed counsel reasonably satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to Lanxide, in any of which events such fees and expenses shall be borne by Lanxide and Lanxide shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this Section 12 to the contrary notwithstanding, Lanxide shall not be liable for any settlement of any such claim or action effected without its written consent, which shall not be unreasonably withheld. Lanxide shall not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in or otherwise seek to terminate any pending or threatened action, in respect of which indemnity may be sought hereunder (whether or not any indemnified party is a party thereto), unless such settlement, compromise, consent, or termination includes an unconditional release of each indemnified party from all liability in respect of such action. Lanxide agrees promptly to notify the Eligible Holders of the commencement of any litigation or proceedings against Lanxide or any of its officers or directors in connection with the sale of any Registrable Securities or any preliminary prospectus, prospectus, registration statement, or amendment or supplement thereto, or any application relating to any sale of any Registrable Securities.

          12.2 Each Eligible Holder agrees to indemnify and hold harmless Lanxide, each director of Lanxide, each officer of Lanxide who shall have signed any registration statement covering Registrable Securities held by the Eligible Holder, each other person, if any, who controls Lanxide within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, and its or their respective counsel, to the same extent as the foregoing indemnity from Lanxide to the Eligible Holder in Section 12.1 above, but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to Lanxide with respect to the Eligible Holder by or on behalf of the Eligible Holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against Lanxide or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Eligible Holder pursuant to this Section 12.2, the Eligible Holder shall have the rights and duties given to Lanxide, and Lanxide and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 12.1.

          12.3 To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 12.1 or
Section 12.2 (subject to the limitations thereof) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the 1933 Act, the 1934 Act or otherwise, then Lanxide (including for this purpose any contribution made by or on behalf of any director of Lanxide, any officer of Lanxide who signed any such registration statement, any controlling person of Lanxide, and its or their respective counsel), as one entity, and the Eligible Holders of the Registrable Securities included in such registration in the aggregate (including for this purpose any contribution by or on behalf of an indemnified party), as a second entity, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, on the basis of relevant equitable considerations such as the relative fault of Lanxide and such Eligible Holders in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses. The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by Lanxide or by such Eligible Holders, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. Lanxide and the Holder agree that it would be unjust and inequitable if the respective obligations of Lanxide and the Eligible Holders for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses (even if the Holder and the other indemnified parties were treated as one entity for such purpose) or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 12.3. In no case shall any Eligible Holder be responsible for a portion of the contribution obligation imposed on all Eligible Holders in excess of its pro rata share based on the number of shares of Series F Preferred Stock owned (or which would be owned upon exercise of the Registrable Securities) by it and included in such registration as compared to the number of shares of Series F Preferred Stock owned (or which would be owned upon conversion of the Shares or exercise of the Warrant and conversion of the Warrant Shares of the Registrable Securities) by all Eligible Holders and included in such registration. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 12.3, each person, if any, who controls any Eligible Holder within the meaning of Section 15 of the 1933 Act or
Section 20(a) of the 1934 Act and each officer, director, partner, employee, agent, and counsel of each such Eligible Holder or control person shall have the same rights to contribution as such Eligible Holder or control person and each person, if any, who controls Lanxide within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, each officer of Lanxide who shall have signed any such registration statement, each director of Lanxide, and its or their respective counsel shall have the same rights to contribution as Lanxide, subject in each case to the provisions of this Section 12.3. Anything in this Section 12.3 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 12.3 is intended to supersede any right to contribution under the 1933 Act, the 1934 Act or otherwise.

     13.  COSTS.
          _____

          13.1 FINDER'S OR BROKER'S FEES. Each of Commodore and Lanxide represents and warrants that neither they nor any of their respective Affiliates have dealt with any broker or finder in connection with any of the transactions contemplated by this Agreement, and no broker or other person is entitled to any commission or finder's fee in connection with any of these transactions (except, in the case of Commodore, for fees payable to Schroder Wertheim & Co. Incorporated, and in the case of Lanxide, for fees payable to PMG).

          13.2 EXPENSES. Each party shall bear its own costs and expenses (including reasonable attorneys' fees) incurred in connection with the preparation and negotiation of this Agreement and the other agreements referred to herein, regardless of whether the transactions contemplated hereby shall be consummated.

     14.  MISCELLANEOUS
          _____________

          14.1 SURVIVAL. The representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the Closing and shall continue in full force and effect for so long as any of the Shares are outstanding. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements in this Agreement contained, by or on behalf of the Lanxide Companies, shall inure to the benefit of the successors and assigns of Commodore.

          14.2 GOVERNING LAW. This Agreement shall (irrespective of where same is executed and delivered) be governed by and construed in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

          14.3 WAIVER AND AMENDMENT. Neither any modification or waiver of any provision of this Agreement, nor any consent to any departure by the Lanxide Companies therefrom, shall in any event be effective unless the same shall be set forth in writing duly signed or acknowledged by the party to be charged therewith, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given. No notice to or demand on the Lanxide Companies in any instance shall entitle the Lanxide Companies to any other or future notice or demand in the same, similar or other circumstances.

          14.4 RESERVATION OF REMEDIES. Neither any failure nor any delay on the part of Commodore in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or future exercise, or the exercise of any other right, power or privilege.

          14.5 NOTICES. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder shall be in writing (which may include telegraphic or telecopied communication) and shall be personally delivered, sent by overnight courier, mailed (registered or certified mail, return receipt requested), telegraphed or telecopied by facsimile transmission to the applicable party at its address or telecopier number indicated below.

If to Commodore:    Commodore Environmental Services, Inc.
                    150 East 58th Street, Suite 3410
                    New York, New York  10155
                    Attn:  Mr. Michael D. Fullwood,
                          Senior Vice President and General Counsel
                          Chief Financial and Administrative Officer
                    Telecopier No. (212) 753-0731

with copies to:     Counsel to Commodore:
                    Greenberg, Traurig, Hoffman, Rosen, Lipoff & Quentel
                    153 East 53rd Street, 35th Floor
                    New York, New York  10022
                    Attn:  Stephen A. Weiss, Esq.
                    Telecopier No. (212) 223-7161

Counsel to the Commodore Special Committee:

                    Patterson, Belknap, Webb & Tyler, LLP
                    1133 Avenue of the Americas
                    New York, New York  10036
                    Attn:  John P. Schmitt, Esq.

          If to the Lanxide Companies:

                    Lanxide Corporation
                    1300 Marrows Road
                    Newark, Delaware  19714-6077
                    Attn:  Mr. Marc Newkirk, President
                    Telecopier No. (302) 454-1714

with a copy to:     Skadden, Arps, Slate Maegher & Flom, LLP
                    One Rodney Square
                    Wilmington, Delaware 19801
                    Attn: Robert B. Pincus, Esq.
                    Telecopier: (302) 651-3001

or, as to each party, at such other address or telecopier number as shall be designated by such party in a written notice to the other parties delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given when personally delivered or when deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested) or delivered to the telegraph company, addressed as aforesaid or when submitted by facsimile transmission to a telecopier number designated by such addressee. No other method of written notice is precluded.

          14.6 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of Lanxide and Commodore and their respective successors and assigns, except that Lanxide shall not have the right to assign any of its rights or obligations hereunder without the prior written consent of Commodore.

          14.7 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. Lanxide hereby consents to the jurisdiction of all courts of the State of New York and the United States District Court for the Southern District of New York, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of or with respect to this Agreement, any other agreements, instruments, certificates or other documents executed in connection herewith or therewith, or any of the transactions contemplated hereby or thereby, or any of Lanxide's obligations hereunder or thereunder. Lanxide hereby expressly waives any and all objections it may have as to venue in any of such courts, and also waives trial by jury in any such suit, action or proceeding.

          14.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require, and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

          14.9 CAPTIONS. The Article and Section headings in this Agreement are included herein for convenience of reference only, and shall not affect the construction or interpretation of any provision of this Agreement.

          14.10 SOLE AND ENTIRE AGREEMENT. This Agreement and the other agreements, instruments, certificates and documents referred to or described herein and therein constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersede all prior discussions, agreements and understandings of every kind and nature between the parties as to such subject matter.

[balance of page intentionally left blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement on and as of the date first set forth above.

                         LANXIDE CORPORATION


                         By: /s/ Marc S. Newkirk
                             _________________________________

                              Marc S. Newkirk, President

                         COMMODORE ENVIRONMENTAL SERVICES, INC.


                         By: /s/ Paul E. Hannesson
                             _________________________________

                              Paul E. Hannesson, President


                         SOLELY WITH RESPECT TO THE PROVISIONS OF
                         SECTION 6.3(B) OF THE FOREGOING AGREEMENT:


                         /s/ Bentley J. Blum
                         ____________________________________

                              BENTLEY J. BLUM


                         /s/ Paul E. Hannesson
                         ____________________________________

                              PAUL E. HANNESSON



                          LANXIDE DISCLOSURE SCHEDULE
                          ___________________________

                                 SECTION 3.2(A)


1. Stock options granted to former stock option holders of Lanxide Sports International.

                                Old Common Stock
                                ________________

           Options Authorized                    Options Outstanding
           __________________                     __________________

                 32,816                                 32,816


     Upon exercise, the stock options would be equitably adjusted by dividing the shares by 20 (1,646 shares of new preferred stock rounded up) and multiplying the strike price ($16.00) by 20 ($320.00 per share). The preferred stock would be convertible into 612 shares of new common stock.


2. Lanxide Armor Products, Inc. employee stock option plan payable in Lanxide Corporation common stock.

           Options Authorized                    Options Outstanding
           __________________                     __________________

                 22,760                                 21,471


3. Lanxide Electronic Components, Inc. employee stock option plan payable in LEC common stock.

           Options Authorized                    Options Outstanding
           __________________                     __________________

                 10,000                                 6,965


4. Lanxide Corporation stock option plan for the benefit of the employees of Lanxide ThermoComposites, Inc. payable in LTI common stock.

           Options Authorized                    Options Outstanding
           __________________                     __________________

                  360                                    195


5.   1991 Director Stock Plan (former directors only).

                                Old Common Stock
                                ________________

           Options Authorized                    Options Outstanding
           __________________                     __________________

                 41,185                                 41,185


     Upon exercise, the stock options would be equitably adjusted by dividing the shares by 20 (2,061) shares of new preferred stock rounded up) and multiplying the various strike prices by 20 ($100.00 - $160.00 per share). The preferred stock would be convertible into 766 shares of new common stock.


                                 SECTION 3.2(B)


1. Lanxide Electronic Components, Inc. employee stock option plan payable in LEC common stock:

           Options Authorized                    Options Outstanding
           __________________                     __________________

                 10,000                                 6,965


2. Lanxide Corporation stock option plan for the benefit of the employees of Lanxide ThermoComposites, Inc. payable in LTI common stock:

           Options Authorized                    Options Outstanding
           __________________                     __________________

                  360                                    195


3. Section 3.3 of the Lanxide Disclosure Schedules is incorporated herein by reference.


                                  SECTION 3.3


(a)  Lanxide Subsidiaries
     ____________________

     Lanxide Technology Company, L.P.   ("LTC")
     LTC Capital, Inc.
     Lanxide Development Company, L.P.
     Alanx Products, L.P.
     Lanxide Wear Products, Inc.
     Lanxide Armor Products, Inc. ("LAP")
     Lanxide Technical Services Corporation
     Lanxide Performance Materials, Inc.
     Lanxide Electronic Components, Inc. ("LEC")
     Lanxide K.K. (65%)

(b) Subsidiary stock option plans - see Section 3.2(a) of this Lanxide Disclosure Schedule.

(c)  Subsidiary capital stock pledged as collateral.

     1. Lanxide K.K. - Lanxide's 65% ownership is pledged as collateral to Kanematsu Corporation in consideration of its $10.0 million line of credit to Lanxide Corporation.

     2. The capital stock of LAP and LEC or, alternatively, LAP and the Company's remaining 10% ownership in DuPont Lanxide Composites, Inc. is pledged as collateral to DuPont in consideration of its guarantee of a $6.0 million line of credit provided to the Company by PNC Bank, Delaware.


                                  SECTION 3.5


(a) The consent of LAX (DE) QRS 12-16, Inc. is required under the Lease Agreement, dated as of March 28, 1996, by and between LAX (DE) QRS 12-16, Inc., as landlord, and Lanxide, as tenant.


                                  SECTION 3.8


                       Lanxide Joint Ventures
                       ______________________

(a)  DuPont Lanxide Composites, Inc. - owned 90% by DuPont and 10% by Lanxide.

(b) Alanx Wear Solutions - owned 90% by Alanx Corporation and 10% by Lanxide Wear Products, Inc., a wholly-owned subsidiary of Lanxide Corporation.

(c) Lanxide ThermoComposites - owned 51% by A.P. Green Industries, 29% by Lanxide and 20% by minority shareholders.

(d)  Lanxide K.K. - owned 65% by Lanxide and 35% by Kanematsu Corporation.

(e) Further details on each of the above joint ventures may be found in various filings with the Securities and Exchange Commission including:

     1. S-4 Registration Statement filed June 30, 1995 and Amendments No. 1 through No. 5
     2.   Form 10KSB for the period ending 9-30-95
     3.   Form 10QSB for the period ending 12-31-95
     4.   Form 10QSB for the period ending 3-31-96
     5.   Form 10QSB for the period ending 6-30-96
     6.   Form 10KSB for the period ending 9-30-96
     7.   Form 10QSB for the period ending 12-31-96
     8.   Form 10QSB for the period ending 3-31-97


                                  SECTION 3.11


                       Employee Benefit Plans
                       ______________________

Attached as Exhibit A hereto are copies of:

1.   Lanxide Benefits - an overview, and
2.   Lanxide Corporation Deferred Compensation Plan (unfunded).

Details on each benefit plan may be provided upon request.


                                  SECTION 3.16


Lanxide has incurred an additional $600,000 of current indebtednes since March 31, 1997.


                                 SECTION 5.1(D)


Lanxide and its Lanxide Subsidiaries shall be able to sell any accounts receivable prior to the Closing.


                                  SECTION 3.18


                           Labor Matters
                           _____________

1. In April 1994, Lanxide Armor Products, Inc., a wholly-owned subsidiary of Lanxide Corporation, received notice from the Equal Employment Opportunity Commission that a charge of employment discrimination has been filed against LAP under "The Age Discrimination In Employment Act of 1967."

     The action was initiated by a LAP engineer whose services were terminated as part of a reduction-in-force in May 1993.

     The case is still active. We have complied with all requests for information from the EEOC.

2. Lanxide Technical Services, Inc., a wholly owned subsidiary of Lanxide, provides employment agency services to DuPont Corporation and DuPont Lanxide Composites, Inc.



                                  EXHIBIT A-1
                                  ___________


                        CERTIFICATE OF STOCK DESIGNATION

                                       OF

                              LANXIDE CORPORATION



      It is hereby certified that:

     a. The name of the corporation (hereinafter called the "Corporation") is LANXIDE CORPORATION.

     b. The certificate of incorporation of the Corporation authorizes the issuance of 15,000,000 shares of preferred stock of the Corporation having a par value of $.01 per share (the "Preferred Stock"), and expressly vests in the Board of Directors of the Corporation the authority provided therein to fix by resolution or resolutions the designation, number, preferences and relative, participating, optional and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series of Preferred Stock to be issued.

     c. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series F issue of the Preferred Stock of the Corporation as follows:

          RESOLVED: That there shall be created a series of the Preferred Stock of the Corporation, to be designated as "Series F" of such Preferred Stock and to consist of 250,000 shares of such Preferred Stock (each a "Share" and collectively the "Shares"), which will have relative rights, preferences and limitations as follows:

                            Series F Preferred Stock
                            ________________________

     SECTION 1.  DIVIDENDS.   The Series F Preferred Stock will not entitle the
Holders thereof to receive any dividends in respect of such Series F Preferred Stock; PROVIDED, HOWEVER, that this Section 1 shall not prohibit or impair payments to the Holders of the Series F Preferred Stock upon liquidation, dissolution or winding up of the Corporation in accordance with Section 2 below.

     SECTION 2. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, each Holder of Series F Preferred Stock will be entitled to be paid, out of the net assets of the Corporation available for distribution to stockholders of the Corporation, and before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such Holder, and the Holders of Series F Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the Holders of the Series F Preferred Stock and the holders of all outstanding shares of any other series or class of preferred stock that are not Junior Securities and which rank on a parity as to liquidation with the Series F Preferred Stock are insufficient to permit payment to such Holders and the holders of such other preferred stock of the aggregate amounts which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such Holders and other holders based upon the aggregate Liquidation Value of the Series F Preferred Stock and such other preferred stock held by each such Holder and other holders. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than thirty (30) days prior to the payment date stated therein, to each record Holder of Series F Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     SECTION 3.  PRIORITY OF SERIES F PREFERRED STOCK.   The Series F Preferred
Stock shall rank junior to the Corporation's issued and outstanding Series A Preferred Stock, shall rank on a parity with the Corporation's Series G Preferred Stock, and shall rank senior to the Corporation's Series E Preferred Stock. So long as any of the Series F Preferred Stock remains outstanding, neither the Corporation nor any Subsidiary will:

      3.1 redeem, purchase or otherwise acquire directly or indirectly any securities ranking on a parity with the Series F Preferred Stock, UNLESS the Corporation shall first offer to the Holder(s) of the Series F Preferred Stock, pursuant to written notice given not more than sixty (60) and not less than (30) days prior to the date fixed for such redemption, purchase or acquisition, an opportunity to participate with the holders of such other parity securities in such redemption, purchase or acquisition on a ratable basis with such holders of other parity securities, based upon the aggregate Liquidation Value of the Series F Preferred Stock and such other parity securities held by each such holder; or

      3.2 redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (other than shares of the Corporation's Series E Preferred Stock or Series G Preferred Stock pursuant to the terms set forth in their respective certificates of designation), or directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, other than dividends payable solely in Junior Securities.

     SECTION 4.  REDEMPTIONS.  Except as otherwise expressly provided in Section
3.1 above, the Series F Preferred Stock shall not be subject to mandatory or optional redemption by either the Holder or the Corporation.

     SECTION 5.  CONVERSION INTO COMMON STOCK.

          5.1 CONVERSION RIGHTS. Upon the occurrence of any Liquidity Event, the Holders of outstanding Series F Preferred Stock shall be required to convert all of their Shares, and the Holders of outstanding Series F Preferred Stock otherwise may, at their option at any time and from time to time, convert any or all of their Shares, into shares of Common Stock of the Corporation (the "Conversion Shares") at a rate per Share of Series F Preferred Stock (the "Conversion Rate") which shall be equal to thirteen and one-half (13.500) Conversion Shares for each Share of Series F Preferred Stock, subject to adjustment as provided in Section 5.2 hereof. The number of Conversion Shares issuable upon conversion of Shares of Series F Preferred Stock and the Conversion Rate shall be subject to adjustment, from time to time, in the manner provided in Section 5.2 of this Certificate.

            5.2   ADJUSTMENTS TO CONVERSION RATE AND CONVERSION SHARES.

                  (a) In case the Corporation shall at any time after the date the Shares were first issued (i) declare a dividend on the outstanding Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), then, in each case, the Conversion Rate, and the number of Conversion Shares issuable upon conversion of the Shares, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Shares of Series F Preferred Stock had been converted immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) In case the Corporation shall issue or fix a record date for the issuance to all holders of Common Stock of rights, options, or warrants to subscribe for or purchase Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Common Stock) less than the number obtained by dividing $100 by the Conversion Rate per Share of Series F Preferred Stock (such number, the "Conversion Price") on such record date, then, in each case, the Conversion Price shall be adjusted (with a corresponding adjustment to the Conversion Rate) by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such current Conversion Price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; PROVIDED, HOWEVER, that, to the extent the shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) are not delivered, the Conversion Price and the Conversion Rate shall be readjusted after the expiration of such rights, options, or warrants, to the Conversion Price and the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock) actually issued. In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Corporation, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Corporation or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (c) In case the Corporation shall distribute to all holders of Common Stock (including any such distribution made to the stockholders of the Corporation in connection with a consolidation or merger in which the Corporation is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Common Stock), or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for shares of Common Stock (excluding those with respect to the issuance of which an adjustment of the Conversion Price and the Conversion Rate is provided pursuant to Section 5.2(b) hereof), then, in each case, the Conversion Price shall be adjusted (with a corresponding adjustment in the Conversion Rate) by multiplying the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Conversion Price per Conversion Share of Common Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Corporation, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, applicable to one share, and the denominator of which shall be such current Conversion Price per Conversion Share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of shareholders entitled to receive such distribution.

                  (d) In case the Corporation shall issue shares of Common Stock or rights, options, or warrants to subscribe for or purchase Common Stock, or securities convertible into or exchangeable for Common Stock, whether in connection with a Liquidity Event of the nature described in Section 12.7 of this Certificate, or otherwise, (EXCLUDING only shares of Common Stock, rights, options, warrants, or convertible or exchangeable securities issued or issuable
(i) in any of the transactions with respect to which an adjustment of the Conversion Rate is provided pursuant to Sections 5.2(a), 5.2(b) or 5.2(c) above,
(ii) upon conversion, in whole or in part, of the Series F Preferred Stock,
(iii) to management or employees of the Corporation of authorized shares of Common Stock, or (iv) pursuant to previously issued and outstanding warrants), at a price per share of Common Stock (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing
(x) the total amount received or receivable by the Corporation in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Corporation upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) which shall be LOWER than the Conversion Price in effect immediately prior to any such issuance, then the Conversion Rate shall be reduced on the date of such issuance (with a corresponding adjustment to the Conversion Rate) to a price (calculated to the nearest cent) determined by multiplying the Conversion Price in effect immediately prior to such issuance by a fraction, (i) the numerator of which shall be an amount equal to the sum of
(A) the number of shares of Common Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Corporation upon such issuance by such current Conversion Rate, and
(ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such issuance. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Corporation therefor shall be deemed to be the consideration received by the Corporation for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Conversion Price or the Conversion Rate shall be made as a result of the actual issuance of shares of Common Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Conversion Price and the Conversion Rate shall be readjusted to such Conversion Price and such Conversion Rate as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Common Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Common Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Corporation upon such exercise, conversion, or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Conversion Price and the Conversion Rate, as then in effect, shall forthwith be readjusted to such Conversion Price and such Conversion Rate as would have been obtained had an adjustment been made upon the issuance of such rights, options, or warrants not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change. In case the Corporation shall issue shares of Common Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Corporation" for purposes of the first sentence of this Section 5.2(d) shall be as determined in good faith by the board of directors of the Corporation, whose determination shall be conclusive absent manifest error. Shares of Common Stock owned by or held for the account of the Corporation or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

                  (e) No adjustment in the Conversion Price (and corresponding adjustment in the Conversion Rate) shall be required if such adjustment in the Conversion Price is less than $0.10; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 5.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5.2 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

                  (f) Whenever there shall be an adjustment as provided in this Section 5.2, the Corporation shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to each Holder, at its address as it shall appear in the Share Register of the Corporation, which notice shall be accompanied by an officer's certificate setting forth the number of Conversion Shares purchasable upon the conversion of Shares of Series F Preferred Stock and the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

            5.3 CONVERSION PROCEDURE. Upon the occurrence of any Liquidity Event, the Corporation shall give written notice thereof to all Holders of Series F Preferred Stock as of the date of such Liquidity Event, directing such Holders to surrender their certificates representing their Shares in exchange for certificates representing the Common Stock into which such Shares have been converted by reason of such Liquidity Event; and from and after any Liquidity Event

                  (a) the Shares shall no longer be outstanding for any purpose, and shall represent only the right to receive the shares of Common Stock into which such Shares have been converted by reason of such Liquidity Event, and

                  (b) the Corporation shall, within five (5) business days after each Holder's tender to the Corporation of the certificates representing such Holder's Shares, deliver to such Holder the certificates representing the shares of Common Stock into which such Holder's Shares have been converted by reason of such Liquidity Event.

Upon any optional conversion by any Holder of Shares, such Holder shall give written notice to the Corporation specifying the number of Shares to be converted, and tendering the certificates representing such Shares for exchange for certificates representing the Common Stock into which such Shares have been converted; and any such optional conversion shall be deemed to be effective as of the date on which the Corporation receives such Holder's notice of conversion, at which time (i) the subject Shares which have been converted shall no longer be outstanding for any purpose, (ii) the shares of Common Stock into which such Shares have been converted shall then be deemed issued and outstanding, and (iii) the Corporation shall deliver to the subject Holder, within five (5) days after the Corporation's receipt of the certificates representing the Shares being converted, the certificates representing the shares of Common Stock into which such Shares have been converted. Any and all shares of Common Stock into which Shares are converted pursuant to Section 5.1 above shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable.

            5.4 CONVERTED SHARES. Any Shares which are converted into Common Stock under this Section 5 will be canceled, and such Shares may thereafter be reissued as a part of a new series of Preferred Stock of the Corporation to be created by resolution or resolutions of the Board of Directors of the Corporation.

     SECTION 6.  VOTING RIGHTS.

          6.1 GENERAL. Except for any matters for which separate class voting is provided in Section 6.2 below, each outstanding Share of Series F Preferred Stock shall entitle the Holder thereof on the subject record date for such vote, voting together with the Holders of Common Stock as a single class on all matters submitted to the Corporation's stockholders for voting or approval, to cast a number of votes equal to the number of shares of Common Stock that would be issuable upon conversion of such Share of Series F Preferred Stock into Common Stock (pursuant to Section 5 above) on the record date for the subject vote.

          6.2 SEPARATE CLASS VOTING. In addition to the general voting rights set forth in Section 6.1 above, the Holders of the outstanding Shares shall be entitled, voting as a separate class, to vote with respect to the following matters (with the affirmative vote of the Holders of a majority of the Shares then outstanding being required for the adoption or approval of any such matter):

                  (a) Any change in the preferences, rights or limitations of the Series F Preferred Stock; and

                  (b) The creation of any series or class of capital stock of the Corporation which is to be accorded parity with or seniority to the Series F Preferred Stock upon liquidation, dissolution or winding up of the Corporation, or which is entitled to any mandatory payment of dividends; and

                  (c) The Holders of the outstanding Shares shall have the right to designate and elect a majority of the entire Board of Directors of the Corporation and each Subsidiary, with the remaining members of such Boards of Directors to be elected by the affirmative vote or consent of holders of a plurality of the outstanding shares of Common Stock of the Corporation. In furtherance of the foregoing, it is intended that, unless otherwise approved in writing by the Holders of a majority of the Shares: (i) the entire Board of Directors of the Corporation and each Subsidiary shall consist of not more than seven
          (7) members; (ii) four (4) members of such Boards of Directors shall be selected by the vote or consent of the Holders of a majority of the outstanding Shares; (iii) the other three (3) members of such Boards of Directors shall be elected by the affirmative vote or consent of holders of a majority of the outstanding shares of Common Stock of the Corporation; and (iv) in the event of increase or reduction in the total number of directors of the Corporation or any Subsidiary, or in the event of any vacancy on the Board of Directors of the Corporation or any Subsidiary arising by reason of death, incapacity or resignation of any director, such increase or reduction of the entire Board(s) of Directors or the filling of such vacancy, as the case may be, shall be consummated in such a manner so as to comply with the requirements of this Section 6.2(c).

          6.3 ACTIONS REQUIRING CONSENT OF HOLDERS OF SERIES F PREFERRED STOCK. The following actions shall require the affirmative vote or consent of the Holders of a majority of the outstanding shares of Series F Preferred Stock:

                  (a) the consolidation or merger of the Corporation with or into another corporation, limited liability company, partnership or other business entity (whether or not the Corporation is the surviving entity) or the sale, assignment, transfer, lease, conveyance of any of its subsidiaries in one or more related transactions where the aggregate consideration paid is in excess of $1 million;

                  (b) the purchase or other acquisition of the business, assets or securities of any corporation, limited liability company, partnership or other business entity (whether by merger, other form of business combination or otherwise) in one or more related transactions, or the sale of the assets of the Corporation (in one or a series of sales), in any case, where the aggregate consideration paid is in excess of $1 million;

                  (c) the issuance of any Lanxide Equity Type Securities, other than under obligations incurred prior to the initial issuance of shares of Series F Preferred Stock or pursuant to employee stock option plans or Deferred Compensation Plans, existing warrants (including the Warrant) or conversion of Series A Preferred Stock, in existence as of the date of the first issuance of shares of Series F Preferred Stock;

                  (d) the issuance or assumption of any indebtedness for borrowed money in an aggregate principal amount of more than $1 million by the Corporation or any subsidiary or the entering into of any commitment letter, credit agreement, facility or arrangement permitting the Corporation or any subsidiary to borrow an aggregate principal amount of more than $1 million, in each case other than
          (i) trade credit incurred in the ordinary course of business, or
          (ii) any amendment to the terms of, or refinancing of, existing indebtedness for borrowed money of the Corporation or any subsidiary which has the effect of increasing the outstanding principal amount or borrowing capacity thereunder by less than $1 million;

                  (e) declaration or payment of any dividend or distribution on the shares of Common Stock, or the repurchase, redemption or other acquisition of shares of Common Stock;

                  (f) any amendment to the Certificate of Incorporation or by-laws of the Company;

                  (g) the entry into a line of business other than those presently carried on by the Corporation and its Subsidiaries;

                  (h) the entry into any transaction with any affiliate of the Corporation other than transactions entered into with Subsidiaries in the ordinary course of business; or

                  (i) the authorization or issuance of any capital stock of any subsidiary, or any options, rights, warrants or securities convertible into or exchangeable for any capital stock of any subsidiary (other than pursuant to employee stock option plans in existence as of the date of the first issuance of shares of Series F Preferred Stock).

     SECTION 7. COSTS. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Common Stock upon conversion of any shares of the Series F Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of the Series F Preferred Stock in respect of which such shares are being issued.

     SECTION 8. CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE. In case of any consolidation with or merger of the Corporation with or into another corporation or other Person, or in case of any sale, lease or conveyance to another corporation or other Person of the assets of the Corporation as an entirety or substantially as an entirety, each share of the Series F Preferred Stock shall after the date of such consolidation, merger, sale, lease or conveyance be convertible into the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such consolidation, merger, sale, lease or conveyance) upon conversion of such share of the Series F Preferred Stock would have been entitled upon such consolidation, merger, sale, lease or conveyance; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Holders of the shares of the Series F Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the conversion of the shares of the Series F Preferred Stock. Nothing contained in this Section 8 shall be deemed to permit any transaction in violation of any of the Corporation's covenants contained in the Securities Purchase Agreement.

     SECTION 9. RESERVATION OF SHARES. The Corporation shall at all times reserve and keep available, out of its authorized but unissued shares of Common Stock or out of shares of Common Stock held in its treasury, the full number of shares of Common Stock into which all shares of the Series F Preferred Stock having conversion privileges from time to time outstanding are convertible.

     SECTION 10. REGISTRATION OF TRANSFER. The Corporation will keep at its principal office a register for the registration of Series F Preferred Stock. Upon the surrender of any certificate representing Series F Preferred Stock at such place, the Corporation will, at the written request of the record Holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

     SECTION 11. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the Holder is a financial institution, an entity whose securities are traded or listed on any national securities exchange or recognized automated quotation system, or any Subsidiary of the foregoing, then the Holder's own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

     SECTION 12. DEFINITIONS. For purposes hereof, the following terms have the meanings set forth below:

            12.1  "COMMON STOCK" means the Corporation's Common Stock.

            12.2 "CONVERSION SHARES" means shares of Common Stock issuable upon conversion of the Series F Preferred Stock.

            12.3 "HOLDER(S)". means the record holder or holders of Shares of Series F Preferred Stock.

            12.4 "JUNIOR SECURITIES" means any equity securities of the Corporation other than (a) the shares of Series A Preferred Stock of the Corporation outstanding as of the date of this Certificate of Designations, (b) the Series F Preferred Stock, (c) the Series G Preferred Stock, or (d) any series or class of capital stock of the Corporation as to which, by the written consent or affirmative vote of the Holders of a majority of the Series F Preferred Stock outstanding at the time of such consent or vote, is accorded parity with or seniority to the Series F Preferred Stock.

            12.5 "LANXIDE EQUITY TYPE SECURITIES" means any shares of Common Stock or preferred stock of the Corporation of any class or series (including the Shares), or any option or warrant exercisable for shares of Common Stock or preferred stock of the Corporation of any class or series, or any notes, debentures, rights or other securities which are convertible or exchangeable for shares of Common Stock or preferred stock of the Corporation of any class or
series.   The term "Lanxide Equity Type Securities" shall NOT, however, include any royalties, fees, or other payments made in respect of any license, joint venture or other joint working arrangement hereafter entered into by Lanxide with any other Person.

            12.6 "LIQUIDATION VALUE" of any Share as of any particular date will be equal to One Hundred ($100) Dollars per Share.

            12.7 "LIQUIDITY EVENT" shall mean the FIRST to occur of any of the following events:

                  (a) the consummation by the Corporation of an underwritten public offering of any of its equity securities, following which the Common Stock is accepted for listing or is traded on any national securities exchange or any recognized automated quotation system (such as The NASDAQ Stock Market); or

                  (b) the sale of all or substantially all of the capital stock or assets of the Corporation to, or any merger or consolidation of the Corporation with or into, any Person which is not affiliated with the Corporation prior to such transaction; or

                  (c) if 20,000 or fewer Shares are outstanding after August 27, 1997, at any time AFTER such date, the Corporation shall offer and sell $10.0 million or more of Lanxide Equity Type Securities in a public offering registered under the Securities Act of 1933, as amended (a "Public Offering"), or in any transaction or series of transactions not otherwise constituting a public offering of securities (a "Private Placement"); or

                  (d) if 105,000 Shares are outstanding on or after August 27, 1997, at any time AFTER December 31, 1997, if (i) the Board of Directors of the Corporation shall determine in the exercise of its reasonable business judgment that the Corporation's ability to retire indebtedness and/or provide for ongoing liquidity would be best achieved by the offer and sale of $10.0 million or more of Lanxide Equity Type Securities in a Public Offering or Private Placement;
          (ii) such Public Offering or Private Placement shall be consummated; AND (iii) prior to or in connection with such Public Offering or Private Placement, the holder(s) of the Warrant have not exercised and purchased at least $10.0 million of Shares pursuant to such Warrant.

            12.8 "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a joint venture, an unincorporated organization or any other business entity, a trust or a governmental entity or any department, agency or political subdivision thereof.

            12.9 "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated July 3, 1997 by and between the Corporation and Commodore Environmental Services, Inc., as same may be amended, modified, supplemented and/or restated from time to time, pursuant to which the shares of the Corporation's Series G Preferred Stock and Warrants were issued by the Corporation.

            12.10 "SERIES G PREFERRED STOCK" means the 250,000 shares of non-voting, non-convertible series G preferred stock, $.01 par value per share, of the Corporation authorized for issuance pursuant to the Corporation's certificate of designation for such Series G Preferred Stock, dated of even date herewith.

            12.11 "SHARES" means the shares of Series F Preferred Stock of the Corporation outstanding at any time and from time to time.

            12.12 "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated a majority of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association of other business entity.

            12.13 "WARRANTS" means the warrants expiring June 30, 2000 to purchase an aggregate of 250,000 Shares which have been issued pursuant to the Securities Purchase Agreement.

     SECTION 13. AMENDMENT AND WAIVER. No amendment, modification or waiver will be binding or effective with respect to any provision of Sections 1 through 14 hereof without the prior written consent or affirmative vote of the Holders of a majority of the Series F Preferred Stock outstanding at the time such action is taken.

     SECTION 14. NOTICES. Except as otherwise expressly provided hereunder, all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any stockholder, at such Holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by notice given by any such Holder).

          RESOLVED: That the statements contained in the foregoing resolution creating and designating the said "Series F" issue of the Preferred Stock of the Corporation and fixing the number, powers, preferences and relative, optional, participating and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics thereof shall, upon the effective date of said Series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the Delaware General Corporation Law.


Signed and attested to on    July 3,   1997.
                          ___________


                                          /s/ Marc S. Newkirk
                                          ____________________________

                                          Marc S. Newkirk, President

Attest:


/s/ Robert J. Ferris
_____________________________

Robert J. Ferris, Secretary


                                  EXHIBIT A-2
                                  ___________


                        CERTIFICATE OF STOCK DESIGNATION

                                       OF

                              LANXIDE CORPORATION



     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "Corporation") is LANXIDE CORPORATION.

     2. The certificate of incorporation of the Corporation authorizes the issuance of 15,000,000 shares of preferred stock of the Corporation having a par value of $.01 per share (the "Preferred Stock"), and expressly vests in the Board of Directors of the Corporation the authority provided therein to fix by resolution or resolutions the designation, number, preferences and relative, participating, optional and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics of each series of Preferred Stock to be issued.

     3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series G issue of the Preferred Stock of the Corporation as follows:

           RESOLVED: That there shall be created a series of the Preferred Stock of the Corporation, to be designated as "Series G" of such Preferred Stock and to consist of 250,000 shares of such Preferred Stock (each a "Share" and collectively the "Shares"), which will have relative rights, preferences and limitations as follows:

                            Series G Preferred Stock
                            ________________________

     SECTION 1.  DIVIDENDS.   The Series G Preferred Stock will not entitle the
holders thereof to receive any dividends in respect of such Series G Preferred Stock; PROVIDED, HOWEVER, that this Section 1 shall not prohibit or impair payments to the holders of the Series G Preferred Stock upon liquidation, dissolution or winding up of the Corporation in accordance with Section 2 below.

     SECTION 2. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation, each holder of Series G Preferred Stock will be entitled to be paid, out of the net assets of the Corporation available for distribution to stockholders of the Corporation, and before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder, and the holders of Series G Preferred Stock will not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation, the Corporation's assets to be distributed among the holders of the Series G Preferred Stock and the holders of all outstanding shares of any other series or class of preferred stock that are not Junior Securities and which rank on a parity as to liquidation with the Series G Preferred Stock are insufficient to permit payment to such holders of the aggregate amounts which they are entitled to be paid, then the entire assets to be distributed will be distributed ratably among such holders based upon the aggregate Liquidation Value of the Series G Preferred Stock and such other preferred stock held by each such holder. The Corporation will mail written notice of such liquidation, dissolution or winding up, not less than thirty (30) days prior to the payment date stated therein, to each record holder of Series G Preferred Stock. Neither the consolidation or merger of the Corporation into or with any other entity or entities, nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation, will be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     SECTION 3. PRIORITY OF SERIES G PREFERRED STOCK. The Series G Preferred Stock shall rank junior to the Corporation's issued and outstanding Series A Preferred Stock, shall rank on a parity with the Corporation's issued and outstanding Series F Preferred Stock, and shall rank senior to the Corporation's Series E Preferred Stock. So long as any of the Series G Preferred Stock remains outstanding, neither the Corporation nor any Subsidiary will:

          3.1 authorize or issue any class of preferred stock or other equity securities which shall rank senior to the Series G Preferred Stock;

          3.2 redeem, purchase or otherwise acquire directly or indirectly any securities ranking on a parity with the Series G Preferred Stock, UNLESS the Corporation shall first offer to the holder(s) of the Series G Preferred Stock, pursuant to written notice given not more than sixty (60) and not less than (30) days prior to the date fixed for such redemption, purchase or acquisition, an opportunity to participate with the holders of such other parity bsecurities in such redemption, purchase or acquisition on a ratable basis with such holders of other parity securities, based upon the aggregate Liquidation Value of the Series G Preferred Stock and such other parity securities held by each such holder; or

          3.3 redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (other than shares of Series E Preferred Stock pursuant to the terms of its certificate of designations), or directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities, other than dividends payable solely in Junior Securities.

     SECTION 4.  REDEMPTIONS.

          4.1  MANDATORY REDEMPTION.    The Series G Preferred Stock shall not
be subject to mandatory redemption by the holder; PROVIDED, however, that to the extent that any holder of Series G Preferred Stock is also the registered owner of a Warrant of the Corporation, upon exercise by such holder of such Warrant for shares of Series F Preferred Stock of the Corporation, the holder of Shares of Series G Preferred Stock shall tender to the Corporation for cancellation that number of whole Shares of Series G Preferred Stock, if any, then owned of record by such holder, as shall be equal to the number of whole shares of Series F Preferred Stock issued by the Corporation upon full or partial exercise of the Warrant, and the Corporation shall redeem and cancel such number of Shares of Series G Preferred Stock.

          4.2  OPTIONAL REDEMPTION.     The Series G Preferred Stock may not be
redeemed at the option of the Corporation prior to December 31, 1998. At any time, or from time to time, from and after December 31, 1998, the Series G Preferred Stock may be redeemed at the Liquidation Value per Share, at the sole option of the Corporation, in increments of not less than 25,000 shares of Series G Preferred Stock. Any optional redemption by the Corporation hereunder will be made upon not less than thirty (30) days' prior written notice and not more than sixty (60) days' prior written notice to the holders of the outstanding Series G Preferred Stock. The holders of the Series G Preferred Stock shall have the right, exercisable in their sole discretion at any time prior to the date fixed for redemption, to utilize all or any portion of such Series G Preferred Stock to exercise the Warrant and pay the exercise price therefore in such shares of Series G Preferred Stock. Subject to the foregoing, on the date fixed for redemption, the Corporation shall pay to the holders thereof the applicable redemption price for all other shares of Series G Preferred Stock called for redemption (such payment to be made, at the Corporation's option, by wire transfer of immediately available funds or by certified or bank cashier's check). Each date fixed for any such optional redemption is herein referred to as an "OPTIONAL REDEMPTION DATE."

          4.3 REDEMPTION PROCEDURE. For each Share of Series G Preferred Stock which is to be redeemed, the Corporation will be obligated on the subject Optional Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to applicable redemption price therefor at the Liquidation Value per Share.

          4.4 REISSUANCE OF CERTIFICATES. In case fewer than the total number of Shares represented by any stock certificate are redeemed or converted, a new certificate representing the number of unredeemed and unconverted Shares will be issued to the holder thereof without cost to such holder within five (5) business days after surrender of the certificate representing the redeemed Shares.

          4.5 REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation will be canceled, and so long as any Series G Preferred Stock remains outstanding, such Shares may thereafter be reissued as such Series G Preferred Stock or as a part of a new series of Preferred Stock of the Corporation to be created by resolution or resolutions of the Board of Directors of the Corporation.

     SECTION 5. CONVERSION. The Series G Preferred Stock shall not be convertible into Common Stock or any other securities of the Corporation.

     SECTION 6.  VOTING RIGHTS AND CONSENT.

          6.1 GENERAL. Except for any matters for which separate class voting is provided in Section 6.2 below, the Shares of Series G Preferred Stock shall not be entitled to vote on any matter requiring the affirmative vote or ratification by stockholders of the Corporation.

          6.2 SEPARATE CLASS VOTING. The holders of the outstanding Shares shall be entitled, voting as a separate class, to vote with respect ONLY to any change in the preferences, rights or limitations of the Series G Preferred Stock (with the affirmative vote of the holders of a majority of the Shares then outstanding being required for the adoption or approval of any such matter).

          6.3 ACTIONS REQUIRING CONSENT OF HOLDERS OF SERIES G PREFERRED STOCK. The following actions shall require the affirmative vote or consent of a majority of the designees of the Holders of the outstanding shares of Series G Preferred Stock on the Corporation's Board of Directors:

               (a) the consolidation or merger of the Corporation with or into another corporation, limited liability company, partnership or other business entity (whether or not the Corporation is the surviving entity) or the sale, assignment, transfer, lease, conveyance of any of its subsidiaries in one or more related transactions where the aggregate consideration paid is in excess of $1 million;

               (b) the purchase or other acquisition of the business, assets or securities of any corporation, limited liability company, partnership or other business entity (whether by merger, other form of business combination or otherwise) in one or more related transactions, or the sale of the assets of the Corporation (in one or a series of sales), in any case, where the aggregate consideration paid is in excess of $1 million;

               (c) the issuance of any Lanxide Equity Type Securities, other than under the Corporation's Series F Preferred Stock or obligations incurred prior to the initial issuance of shares of Series G Preferred Stock or pursuant to employee stock option plans or Deferred Compensation Plans, existing warrants (including the Warrant) or conversion of Series A Preferred Stock in existence as of the date of the first issuance of shares of Series G Preferred Stock;

               (d) the issuance or assumption of any indebtedness for borrowed money in an aggregate principal amount of more than $1 million by the Corporation or any subsidiary or the entering into of any commitment letter, credit agreement, facility or arrangement permitting the Corporation or any subsidiary to borrow an aggregate principal amount of more than $1 million, in each case other than (i) trade credit incurred in the ordinary course of business, or (ii) any amendment to the terms of, or refinancing of, existing indebtedness for borrowed money of the Corporation or any subsidiary which has the effect of increasing the outstanding principal amount or borrowing capacity thereunder by less than $1 million;

               (e) declaration or payment of any dividend or distribution on the shares of Common Stock, or the repurchase, redemption or other acquisition of shares of Common Stock;

               (f) any amendment to the Certificate of Incorporation or by-laws of the Company;

               (g) the entry into a line of business other than those presently carried on by the Corporation and its Subsidiaries;

               (h) the entry into any transaction with any affiliate of the Corporation other than transactions entered into with Subsidiaries in the ordinary course of business; or

               (i) the authorization or issuance of any capital stock of any subsidiary, or any options, rights, warrants or securities convertible into or exchangeable for any capital stock of any subsidiary (other than with respect to the Series F Preferred Stock or pursuant to employee stock option plans in existence as of the date of the first issuance of shares of Series G Preferred Stock).

          SECTION 7.  COSTS.       The Corporation shall pay all documentary,
stamp, transfer or other transactional taxes attributable to the issuance or delivery of shares of Series F Preferred Stock upon exercise of the Warrant and exchange of any shares of the Series G Preferred Stock; PROVIDED, HOWEVER, that the Corporation shall not be required to pay any federal or state income taxes or other taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of the Series G Preferred Stock in respect of which such shares are being issued.

          SECTION 8.  CONSOLIDATION, MERGER, SALE, LEASE OR CONVEYANCE.    In
case of any consolidation with or merger of the Corporation with or into another corporation or other Person who is not an Affiliate of the Corporation, or in case of any sale, lease or conveyance to another corporation or other Person who is not an Affiliate of the Corporation of the assets of the Corporation as an entirety or substantially as an entirety (a "Sale of Control"), each outstanding Share of the Series G Preferred Stock shall, on or within five (5) business days after the date of such Sale of Control, be redeemed by the successor-in-interest to the Corporation for cash at the Redemption Value per Share, unless the holder(s) of Shares of Series G Preferred Stock shall have previously elected to exercise all or any portion of the Warrant by exchanging Series G Preferred Stock for Warrant Shares. Nothing contained in this Section 8 shall be deemed to permit any transaction in violation of any of the Corporation's covenants contained in the Securities Purchase Agreement.

          SECTION 9.  REGISTRATION OF TRANSFER.   The Corporation will keep at
its principal office a register for the registration of Series G Preferred Stock. Upon the surrender of any certificate representing Series G Preferred Stock at such place, the Corporation will, at the written request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of Shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

          SECTION 10. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution, an entity whose securities are traded or listed on any national securities exchange or recognized automated quotation system, or any Subsidiary of the foregoing, then the holder's own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

          SECTION 11.  DEFINITIONS.     For purposes hereof, the following terms
have the meanings set forth below:

          11.1 "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with the Person in question or any Affiliate of such Person.

          11.2  "COMMON STOCK" means the Corporation's Common Stock.

          11.3 "JUNIOR SECURITIES" means any equity securities of the Corporation, OTHER than (a) the shares of Series A Preferred Stock of the Corporation outstanding as of the date of this Certificate of Designation,
(b) the Series F Preferred Stock, or (c) any series or class of capital stock of the Corporation as to which, by the written consent or affirmative vote of the holders of a majority of the Series G Preferred Stock outstanding at the time of such consent or vote, is accorded parity with or seniority to the Series G Preferred Stock.

          11.4 "LIQUIDATION VALUE" of any Share as of any particular date will be equal to One Hundred ($100) Dollars per Share.

          11.5 "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a joint venture, an unincorporated organization or any other business entity, a trust or a governmental entity or any department, agency or political subdivision thereof.

          11.6 "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated July 3, 1997 by and between the Corporation and Commodore Environmental Services, Inc., as same may be amended, modified, supplemented and/or restated from time to time, pursuant to which the Shares and Warrants were issued by the Corporation.

          11.7 "SERIES F PREFERRED STOCK" means the 250,000 shares of convertible voting series F Preferred Stock, $.01 par value per share, of the Corporation, authorized by a separate certificate of designation of the Corporation for such Series F Preferred Stock, dated of even date herewith.

          11.8 "SHARES" means the shares of Series G Preferred Stock of the Corporation outstanding at any time and from time to time.

          11.9 "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interests thereof are at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons are allocated a majority of partnership, limited liability company, association or other business entity gains or losses or control the managing director or member or general partner of such partnership, limited liability company, association of other business entity.

          11.10 "WARRANT" means the three year warrant to purchase an aggregate of 250,000 shares of Series F Preferred Stock which have been issued pursuant to the Securities Purchase Agreement.

          11.11 "WARRANT SHARES" means all or any portion of the 250,000 shares of Series F Preferred Stock of the Corporation issuable upon exercise of the Warrant.

     SECTION 12. AMENDMENT AND WAIVER. No amendment, modification or waiver will be binding or effective with respect to any provision of Sections 1 through 14 hereof without the prior written consent or affirmative vote of the holders of a majority of the Series G Preferred Stock outstanding at the time such action is taken.

     SECTION 13.  NOTICES.    Except as otherwise expressly provided hereunder,
all notices referred to herein will be in writing and will be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and will be deemed to have been given when so mailed or sent (a) to the Corporation, at its principal executive offices, and (b) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by notice given by any such holder).

          RESOLVED: That the statements contained in the foregoing resolution creating and designating the said "Series G" issue of the Preferred Stock of the Corporation and fixing the number, powers, preferences and relative, optional, participating and other special rights and the qualifications, limitations, restrictions and other distinguishing characteristics thereof shall, upon the effective date of said Series, be deemed to be included in and be a part of the certificate of incorporation of the Corporation pursuant to the provisions of Sections 104 and 151 of the Delaware General Corporation Law.


Signed and attested to on   July 3,  1997.
                          __________



                                   /s/ Marc S. Newkirk
                                   ____________________________

                                   Marc S. Newkirk, President

Attest:


/s/ Robert J. Ferris
_____________________________

Robert J. Ferris, Secretary



                                                                     EXHIBIT B
                                                                     _________


          NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THE WARRANTS NOR SUCH SHARES MAY BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.


                             LANXIDE CORPORATION


        WARRANT FOR THE PURCHASE OF SHARES OF SERIES F PREFERRED STOCK

No. 1                                                           250,000 Shares

     THIS CERTIFIES that, for value received, Commodore Environmental Services, Inc. (the "Holder"), is entitled to subscribe for and purchase from Lanxide Corporation, a Delaware corporation (the "Company"), upon the terms and conditions set forth herein, at any time or from time to time after the date hereof and before 5:00 P.M. (New York City time) on June 30, 2000, New York time (the "Exercise Period"), Two Hundred and Fifty Thousand (250,000) shares of Series F preferred stock, par value $.01 per share, of the Company (the "Series F Preferred Stock"), at an exercise price of $100.00 per share (the "Exercise Price"). This Warrant is issued in connection with the sale to the Holder of up to 105,000 shares of the Company's non-voting, non-convertible Series G Preferred Stock, $.01 par value per share, of the Company (the "Series G Preferred Stock") pursuant to a Securities Purchase Agreement, dated July 3, 1997, by and between the Holder and the Company (the "Securities Purchase Agreement"). As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part.

     The number of shares of Series F Preferred Stock issuable upon exercise of the Warrants (the "Warrant Shares") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

     1. This Warrant may be exercised during the Exercise Period, as to the whole or any lesser number of the respective whole Warrant Shares, by the surrender of this Warrant (with the election at the end hereof duly executed) to the Company at its office as set forth in the form of election attached hereto, or at such other place as is designated in writing by the Company, together with a certified or bank cashier's check payable to the order of the Company in an amount equal to the Exercise Price multiplied by the number of respective Warrant Shares for which this Warrant is being exercised. Notwithstanding the foregoing, or any other provision of this Warrant to the contrary, to the extent that the Holder shall have purchased shares of Series G Preferred Stock of the Company, this Warrant may be exercised by the Holder and the Exercise Price for one or more Warrant Shares may be paid by the Holder's surrender for cancellation of a corresponding number of shares of Series G Preferred Stock. Upon such Holder's delivery of such share(s) of Series G Preferred Stock, duly endorsed in blank for transfer, the Company shall simultaneously deliver to the Holder of this Warrant that number of Warrant Shares representing one or more shares of Series F Preferred Stock which shall be equal to the number of shares of Series G Preferred Stock so surrendered for cancellation. Upon issuance of such Warrant Shares, the Corporation shall cancel the shares of Series G Preferred Stock so surrendered by the Holder. In the event and to the extent that all shares of Series G Preferred Stock acquired by the Holder pursuant to the Securities Purchase Agreement shall have been so surrendered for cancellation and Warrant Shares issued therefor, the Exercise Price for all remaining Warrant Shares issuable pursuant to this Warrant shall be paid in accordance with the first sentence of this Section 1.

     2. Upon each exercise of the Holder's rights to purchase Warrant Shares and payment of the Exercise Price, the Holder shall be deemed to be the holder of record of the Warrant Shares issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates representing such Warrant Shares shall not then have been actually delivered to the Holder. As soon as practicable after each such exercise of this Warrant and payment by the Holder, the Company shall issue and cause to be delivered a certificate or certificates for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If the Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the Warrant Shares (or portions thereof) subject to purchase hereunder.

     3. Any Warrants issued upon the transfer or exercise in part of this Warrant shall be numbered and shall be registered in a Warrant Register as they are issued. The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the Owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with the knowledge of such facts that its participation therein amounts to bad faith. This Warrant shall be transferable only on the books of the Company upon delivery thereof duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment, or authority to transfer. In all cases of transfer by an attorney, executor, administrator, guardian, or other legal representative, duly authenticated evidence of his or its authority shall be produced. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the person entitled thereto. This Warrant may be exchanged, at the option of the Holder thereof, for another Warrant, or other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of Warrant Shares (or portions thereof), upon surrender to the Company or its duly authorized agent. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person if, in the opinion of counsel to the Company, such transfer does not comply with the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder.

     4. The Company shall at all times reserve and keep available out of its authorized and unissued Series F Preferred Stock, solely for the purpose of providing for the exercise of the rights to purchase all Warrant Shares granted pursuant to the Warrants, such number of shares of Series F Preferred Stock as shall, from time to time, be sufficient therefor. The Company covenants that all shares of Series F Preferred Stock issuable upon exercise of this Warrant, upon receipt by the Company of the full Exercise Price therefor, shall be validly issued, fully paid, nonassessable, and free of preemptive rights.

     5. (a) In case the Company shall at any time after the date the Warrants were first issued (i) declare a dividend on the outstanding Series F Preferred Stock payable in shares of its capital stock, (ii) subdivide the outstanding Series F Preferred Stock, (iii) combine the outstanding Series F Preferred Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Series F Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then, in each case, the Exercise Price, and the number of Warrant Shares issuable upon exercise of this Warrant, in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination, or reclassification, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, he would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (b) In case the Company shall issue or fix a record date for the issuance to all holders of Series F Preferred Stock of rights, options, or warrants to subscribe for or purchase Series F Preferred Stock (or securities convertible into or exchangeable for Series F Preferred Stock) at a price per share (or having a conversion or exchange price per share, if a security convertible into or exchangeable for Series F Preferred Stock) less than the Exercise Price per share of Series F Preferred Stock on such record date, then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Series F Preferred Stock outstanding on such record date plus the number of shares of Series F Preferred Stock which the aggregate offering price of the total number of shares of Series F Preferred Stock so to be offered (or the aggregate initial conversion or exchange price of the convertible or exchangeable securities so to be offered) would purchase at such current Exercise Price and the denominator of which shall be the number of shares of Series F Preferred Stock outstanding on such record date plus the number of additional shares of Series F Preferred Stock to be offered for subscription or purchase (or into which the convertible or exchangeable securities so to be offered are initially convertible or exchangeable). Such adjustment shall become effective at the close of business on such record date; PROVIDED, HOWEVER, that, to the extent the shares of Series F Preferred Stock (or securities convertible into or exchangeable for shares of Series F Preferred Stock) are not delivered, the Exercise Price shall be readjusted after the expiration of such rights, options, or warrants (but only with respect to Warrants exercised after such expiration), to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options, or warrants been made upon the basis of delivery of only the number of shares of Series F Preferred Stock (or securities convertible into or exchangeable for shares of Series F Preferred Stock) actually issued.
In case any subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Series F Preferred Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

          (c) In case the Company shall distribute to all holders of Series F Preferred Stock (including any such distribution made to the stockholders of the Company in connection with a consolidation or merger in which the Company is the continuing corporation) evidences of its indebtedness or assets (other than cash dividends or distributions and dividends payable in shares of Series F Preferred Stock), or rights, options, or warrants to subscribe for or purchase Series F Preferred Stock, or securities convertible into or exchangeable for shares of Series F Preferred Stock (excluding those with respect to the issuance of which an adjustment of the Exercise Price is provided pursuant to Section 5(b) hereof), then, in each case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction, the numerator of which shall be the Exercise Price per share of Series F Preferred Stock on such record date, less the fair market value (as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error) of the portion of the evidences of indebtedness or assets so to be distributed, or of such rights, options, or warrants or convertible or exchangeable securities, applicable to one share, and the denominator of which shall be such current Exercise Price per share of Series F Preferred Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the record date for the determination of shareholders entitled to receive such distribution.

          (d) In case the Company shall issue shares of Series F Preferred Stock or rights, options, or warrants to subscribe for or purchase Series F Preferred Stock, or securities convertible into or exchangeable for Series F Preferred Stock (excluding only shares, rights, options, warrants, or convertible or exchangeable securities issued or issuable (i) in any of the transactions with respect to which an adjustment of the Exercise Price is provided pursuant to Sections 5(a), 5(b) or 5(c) above, (ii) upon exercise, in whole or in part, of the Warrants or (iii) to management or employees of the Company of authorized shares of Series F Preferred Stock), at a price per share (determined, in the case of such rights, options, warrants, or convertible or exchangeable securities, by dividing (x) the total amount received or receivable by the Company in consideration of the sale and issuance of such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration payable to the Company upon exercise, conversion, or exchange thereof, by (y) the maximum number of shares covered by such rights, options, warrants, or convertible or exchangeable securities) lower than the Exercise Price per share of Series F Preferred Stock in effect immediately prior to such issuance, then the Exercise Price shall be reduced on the date of such issuance to a price (calculated to the nearest cent) determined by multiplying the Exercise Price in effect immediately prior to such issuance by a fraction,
(i) the numerator of which shall be an amount equal to the sum of (A) the number of shares of Series F Preferred Stock outstanding immediately prior to such issuance plus (B) the quotient obtained by dividing the consideration received by the Company upon such issuance by such current Exercise Price, and (ii) the denominator of which shall be the total number of shares of Series F Preferred Stock outstanding immediately after such issuance. For the purposes of such adjustments, the maximum number of shares which the holders of any such rights, options, warrants, or convertible or exchangeable securities shall be entitled to initially subscribe for or purchase or convert or exchange such securities into shall be deemed to be issued and outstanding as of the date of such issuance, and the consideration received by the Company therefor shall be deemed to be the consideration received by the Company for such rights, options, warrants, or convertible or exchangeable securities, plus the minimum aggregate consideration or premiums stated in such rights, options, warrants, or convertible or exchangeable securities to be paid for the shares covered thereby. No further adjustment of the Exercise Price shall be made as a result of the actual issuance of shares of Series F Preferred Stock on exercise of such rights, options, or warrants or on conversion or exchange of such convertible or exchangeable securities. On the expiration or the termination of such rights, options, or warrants, or the termination of such right to convert or exchange, the Exercise Price shall be readjusted (but only with respect to Warrants exercised after such expiration or termination) to such Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options, warrants, or convertible or exchangeable securities been made upon the basis of the delivery of only the number of shares of Series F Preferred Stock actually delivered upon the exercise of such rights, options, or warrants or upon the conversion or exchange of any such securities; and on any change of the number of shares of Series F Preferred Stock deliverable upon the exercise of any such rights, options, or warrants or conversion or exchange of such convertible or exchangeable securities or any change in the consideration to be received by the Company upon such exercise, conversion, or exchange, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price, as then in effect, shall forthwith be readjusted (but only with respect to Warrants exercised after such change) to such Exercise Price as would have been obtained had an adjustment been made upon the issuance of such rights, options, or warrants not exercised prior to such change, or securities not converted or exchanged prior to such change, on the basis of such change. In case the Company shall issue shares of Series F Preferred Stock or any such rights, options, warrants, or convertible or exchangeable securities for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then the "price per share" and the "consideration received by the Company" for purposes of the first sentence of this Section 5(d) shall be as determined in good faith by the board of directors of the Company, whose determination shall be conclusive absent manifest error. Shares of Series F Preferred Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation.

          (e) No adjustment in the Exercise Price shall be required if such adjustment is less than $0.10; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 5 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-thousandth of a share, as the case may be.

          (f) In any case in which this Section 5 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the Holder, if the Holder exercised this Warrant after such record date, the shares of Series F Preferred Stock, if any, issuable upon such exercise over and above the shares of Series F Preferred Stock, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to the Holder a due bill or other appropriate instrument evidencing the Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

          (g) Upon each adjustment of the Exercise Price as a result of the calculations made in Sections 5(b), 5(c) or 5(d) hereof, this Warrant shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest thousandth) obtained by dividing
(A) the product obtained by multiplying the number of shares purchasable upon exercise of this Warrant prior to adjustment of the number of shares by the Exercise Price in effect prior to adjustment of the Exercise Price by (B) the Exercise Price in effect after such adjustment of the Exercise Price.

          (h) Whenever there shall be an adjustment as provided in this Section 5, the Company shall promptly cause written notice thereof to be sent by registered mail, postage prepaid, to the Holder, at its address as it shall appear in the Warrant Register, which notice shall be accompanied by an officer's certificate setting forth the number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which officer's certificate shall be conclusive evidence of the correctness of any such adjustment absent manifest error.

     6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the surviving or continuing corporation), or in case of any sale, lease, or conveyance to another corporation of the property and assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall
(i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Series F Preferred Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

          (b) In case of any reclassification or change of the shares of Series F Preferred Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Series F Preferred Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, change, consolidation, or merger by a holder of the number of shares of Series F Preferred Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be as nearly equivalent as practicable to the adjustments in Section 5.

          (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Series F Preferred Stock and to successive consolidations, mergers, sales, leases, or conveyances.

     7.   In case at any time the Company shall propose

          (a) to pay any dividend or make any distribution on shares of Series F Preferred Stock in shares of Series F Preferred Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Series F Preferred Stock; or

          (b) to issue any rights, warrants, or other securities to all holders of Series F Preferred Stock entitling them to purchase any additional shares of Series F Preferred Stock or any other rights, warrants, or other securities; or

          (c) to effect any reclassification or change of outstanding shares of Series F Preferred Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

          (d) to effect any liquidation, dissolution, or winding-up of the Company; or

          (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear in the Warrant Register, mailed at least 10 days prior to (i) the date as of which the holders of record of shares of Series F Preferred Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined,
(ii) the date on which any such reclassification, change of outstanding shares of Series F Preferred Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up is expected to become effective, and the date as of which it is expected that holders of record of shares of Series F Preferred Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, or winding-up, or
(iii) the date of such action which would require an adjustment to the Exercise Price.

     8. The issuance of any shares or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     9. Certificates evidencing the Warrant Shares issued upon exercise of the Warrants shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

     10. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of any Warrant (and upon surrender of any Warrant if mutilated) and a certificate executed by the Holder and provided by the Company pursuant to which the Holder agrees to indemnify the Company for any claims, losses or liability the Company may suffer on account of the issuance of a new certificate, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder thereof a new Warrant of like date, tenor, and denomination.

     11. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

     12. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or sent by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, if sent to the Company, at: 150 East 58th Street, Suite 3400, New York, New York 10155, Attention: The Chairman or the Chief Executive Officer; or if sent to the Holder, at the Holder's address as it shall appear on the Warrant Register; or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 14. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 14 shall be deemed given at the time of receipt thereof.

     13. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

     14. This Warrant shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

     15. The Company irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Warrant on the date and year set forth below.

Dated:  July 3, 1997

                              LANXIDE CORPORATION



                              By: /s/ Marc S. Newkirk
                                  ___________________________

                                  Name:  Marc S. Newkirk
                                  Title:  President

[Seal]


/s/ Robert J. Ferris
_________________________

Secretary

                              FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

     FOR VALUE RECEIVED, _______________________ hereby sells, assigns, and transfers unto _____________________ a Warrant to purchase shares of Series F Preferred Stock, par value $.01 per share, of Lanxide Corporation (the "Company"), together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such Warrant on the books of the Company, with full power of substitution.
Dated:
                                          Signature
                                                    __________________________




                                     NOTICE

     The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.


To:  Lanxide Corporation
     1300 Marrows Road
     Newark, Delaware 19714-6077
     Attn:  Marc S. Newkirk, President


                             ELECTION TO EXERCISE


     The undersigned hereby exercises its rights to purchase ___________________ Warrant Shares covered by the within warrant and tenders payment herewith in the amount of $______________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

                   (Print Name, Address and Social Security
                        or Tax Identification Number)

and, if such number of Warrant Shares shall not be all the Warrant Shares covered by the within Warrant, that a new Warrant for the balance of the Warrant Shares covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.


Dated:_____________                 Name _____________________________________
                                                          (Print)

Address:______________________________________________________________________



                                         _____________________________________
                                                (Signature)


                                                                     EXHIBIT C
                                                                     _________

                               VOTING AGREEMENT
                              ________________

      VOTING AGREEMENT, made at New York, New York as of July 3, 1997, among LANXIDE CORPORATION, a Delaware corporation (the "Company"), the stockholders of the Company listed on SCHEDULE A annexed hereto (the "Stockholders"), and BENTLEY J. BLUM, PAUL E. HANNESSON, DAVID MITCHELL, HERBERT COHEN and
KENNETH ADELMAN (collectively, in their capacities as such hereunder, the "Proxyholder");

                             W I T N E S S E T H:
                             _ _ _ _ _ _ _ _ _ _


     WHEREAS, in furtherance of the transactions contemplated by that certain Securities Purchase Agreement dated July 3, 1997 by and between the Company and Commodore Environmental Services, Inc. ("Commodore"), the Stockholders have agreed to grant to the Proxyholder an irrevocable proxy through December 31, 1998 in respect of voting of (i) all of their respective shares of voting stock of the Company which is set forth on Schedule A hereto, and (ii) any additional shares of voting stock of the Company acquired by the Stockholders following the date hereof and prior to December 31, 1998 (collectively, the "Shares"), in accordance with the terms and conditions of this Agreement; and

     WHEREAS, the Stockholders have agreed upon the composition of the Proxyholder and upon the form of this Agreement; and

     WHEREAS, the Proxyholder has consented to act under this Agreement for the purposes herein provided;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

          1. AGREEMENT. Copies of this Agreement, and of every agreement supplemental hereto or amendatory hereof, shall be filed in the principal office of the Company in Newark, Delaware and shall be open to the inspection of any stockholder of the Company, daily during business hours.

     2.   GRANT OF PROXIES TO PROXYHOLDER.

          (a) Simultaneous with the execution and delivery of this Agreement, each of the Stockholders is executing and delivering to and in favor of the Proxyholder an irrevocable proxy in respect of such Stockholder's Shares, in the form of EXHIBIT A annexed hereto; it being expressly understood and agreed that such proxy shall apply to (i) those Shares owned by such Stockholder as set forth on SCHEDULE A annexed hereto, and (ii) any and all additional Shares which such Stockholder may hereafter acquire while such proxy shall be in effect. Notwithstanding the foregoing, with respect only to Marc S. Newkirk, this Agreement and such proxy shall be limited to those Shares owned of record by such person and listed on SCHEDULE A annexed hereto. Each such proxy shall be irrevocable until December 31, 1998, and if any of such proxies shall, subsequent to December 31, 1998, be revoked or terminated, then all of such proxies shall, simultaneous therewith, be deemed to be revoked and terminated.

          (b) So long as any proxy granted hereunder shall remain in effect in accordance herewith, such proxy shall be binding upon any person(s) who acquires any interest in any of the Shares which at any time are subject to such proxy.

     3.   MANNER OF VOTING.

          With respect to all voting of Shares, and/or any written consents granted in lieu of formal voting, the Proxyholder shall vote or give consent in accordance with the direction of a majority of the members of the Proxyholder as determined (i) at a meeting of such members duly called upon not less than two
(2) days' prior notice setting forth (to the extent known to the person(s) giving such notice) the specific matters to be voted upon (at which meeting any member or members of the Proxyholder may participate by conference telephone call), or (ii) by written direction signed by a majority of the members of the Proxyholder. In all such voting, the members of the Proxyholder are hereby authorized to exercise their own judgment on all matters to be voted upon, and none of such members shall have any personal liability to any Stockholder by reason of the manner in which such member authorizes the voting of any shares hereunder.

     4.   PROXYHOLDER.

          (a) Any member of the Proxyholder may at any time resign by mailing to the Stockholders (with a copy to Commodore and to all other members of the Proxyholder) a written resignation, to take effect ten days thereafter or upon the prior acceptance thereof. Furthermore, each of the Stockholders, the Company, and each member of the Proxyholder hereby agrees that any member of the Proxyholder may be removed at any time at the direction of the Board of Directors of Commodore, which Board of Directors shall have the right to designate the successor to any such member so removed. Upon the resignation, death or permanent disability of any member of the Proxyholder, the Board of Directors of Commodore shall promptly designate a successor member, but pending such designation, the Proxyholder may continue to act hereunder by action of the remaining members of the Proxyholder in accordance with paragraph 3 above.

          (b) The rights, powers, and privileges of any successor individual(s) constituting a part of the Proxyholder hereunder shall be possessed by such successor with the same effect as though such successor had originally been a party to this Agreement. The word "Proxyholder," as used in this Agreement, means the initial Proxyholder named herein and each group of persons acting from time to time as the Proxyholder hereunder.

     5. TERM. This Agreement shall continue in effect until December 31, 1998, and shall continue thereafter unless and until any of the proxies granted hereunder is revoked or terminated as provided in paragraph 2(a) above.

     6. COMPENSATION AND REIMBURSEMENT OF PROXYHOLDER. The Proxyholder shall serve without compensation. The Proxyholder shall have the right to incur and pay such reasonable expenses and charges, and to employ and pay such agents and attorneys as they may deem necessary and proper for carrying this Agreement into effect, and shall be reimbursed therefor by the Company. Nothing herein contained shall disqualify or incapacitate any member of the Proxyholder from serving the Company or any of its subsidiaries as an officer of director or in any other capacity, or from receiving compensation in any such capacity.

     7.   NOTICES.

          (a) Unless otherwise in this Agreement specifically provided, any notice or delivery to or communication with the Stockholders hereunder shall be deemed to be sufficiently given or made if sent by postpaid first class mail or recognized overnight courier service addressed to such Stockholders at their respective addresses appearing on the transfer books of the Company. Every notice so given shall be effective, whether or not received, and the date of mailing or transmittal shall be the date such notice is deemed given for all purposes.

          (b) Any notice to the Proxyholder hereunder shall be given in like manner to the Proxyholder at c/o Bentley J. Blum, 150 East 58th Street, Suite 3400, New York, New York 10155 or to such other address as may from time to time be provided by notice from the Proxyholder to the Stockholders.

     8.   GENERAL.

          (a) Neither this Agreement nor any of the terms or conditions hereof may be waived, amended or modified except by means of a written instrument duly executed by the party to be charged therewith. Any waiver or amendment shall only be applicable in the specific instance, and shall not constitute or be construed as a waiver or amendment in any other or subsequent instance. No failure or delay on the part of any party in respect of any enforcement of obligations hereunder shall in any manner affect such party's right to seek or effect enforcement at any other time or in respect of any other required performance.

          (b) Neither this Agreement nor any rights or obligations hereunder may be assigned by any party except as expressly provided herein.

          (c) The captions and paragraph headings used in this Agreement are for convenience of reference only, and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

          (d) This Agreement, and all matters or disputes relating to the validity, construction, performance or enforcement hereof, shall be governed, construed and controlled by and under the laws of the State of Delaware.

          (e) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

          (f) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original hereof, but all of which together shall constitute one and the same instrument.

          (g) This Agreement constitutes the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter.

          (h) This Agreement is intended for the sole and exclusive benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, and no other person or entity shall have any right to rely on this Agreement or to claim or derive any benefit herefrom absent the express written consent of the party to be charged with such reliance or benefit.

          (i) If any provision of this Agreement is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement, as the situation may require; and this Agreement shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein, as the case may be.

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of this 3rd day of July 1997.

                              LANXIDE CORPORATION

                              By:/s/ Marc S. Newkirk
                                 _____________________________

                                   Marc S. Newkirk, President


                              STOCKHOLDERS:


                              /s/ Bentley J. Blum
                             ________________________________

                              Bentley J. Blum


                              /s/ Laura Utley
                             ________________________________

                              Laura Utley


                              /s/ Samuel Blum
                             ________________________________

                              Samuel Blum


                              /s/ Suzanne Hannesson
                             ________________________________

                              Suzanne Hannesson


                              /s/ Paul E. Hannesson
                             ________________________________

                              Paul E. Hannesson


                              /s/ Marc S. Newkirk
                             ________________________________

                              Marc S. Newkirk


                              /s/ Jon Paul Hannesson
                             _________________________________

                              Jon Paul Hannesson


                              PROXYHOLDER:


                              /s/ Bentley J. Blum
                             ________________________________

                              Bentley J. Blum


                              /s/ Paul E. Hannesson
                             ________________________________

                              Paul E. Hannesson


                              /s/ David Mitchell
                             ________________________________

                              David Mitchell


                              /s/ Herbert Cohen
                             ________________________________

                              Herbert Cohen


                              /s/ Kenneth Adelman
                             ________________________________

                              Kenneth Adelman


                                                                    SCHEDULE A

Stockholder                                                   Shares Now Owned
___________                                                   ________________

Bentley J. Blum                                                    540,370
Laura Utley                                                         34,216
Samuel Blum                                                         27,000
Suzanne Hannesson                                                   13,890
Paul E. Hannesson                                                   13,890
Marc S. Newkirk                                                     33,000
Jon Paul Hannesson                                                   1,963
                                                                   -------
                             TOTAL                                 664,329
                                                                   =======


                                                                     EXHIBIT A
                                    PROXY
                                    _____

      The undersigned hereby constitutes and appoints Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman, as Proxyholder under that certain Voting Agreement dated as of July 3, 1997 (the "Voting Agreement"), with full power of substitution as provided in such Voting Agreement, proxy for the undersigned to vote and/or grant consents with respect to all shares of the voting capital stock of Lanxide Corporation owned of record on the date hereof and/or hereafter acquired by the undersigned from time to time, all according to the number of votes that the undersigned could cast and with all powers that the undersigned would have if then voting or granting a stockholder's consent personally, with respect to the election of directors and/or any and all other matters of business submitted for the vote or consent of stockholders of Lanxide Corporation.

      Pursuant to the Voting Agreement, this proxy is coupled with an interest and shall be irrevocable through December 31, 1998, and shall be binding upon any person acquiring any interest in any voting stock of Lanxide Corporation at any time owned by the undersigned while this proxy remains in effect.

Dated:  July 3, 1997


                                    /s/ Marc S. Newkirk
                                    ________________________________

                                    Printed Name: Marc S. Newkirk
                                                 __________________________


                                    PROXY
                                    _____

      The undersigned hereby constitutes and appoints Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman, as Proxyholder under that certain Voting Agreement dated as of July 3, 1997 (the "Voting Agreement"), with full power of substitution as provided in such Voting Agreement, proxy for the undersigned to vote and/or grant consents with respect to all shares of the voting capital stock of Lanxide Corporation owned of record on the date hereof and/or hereafter acquired by the undersigned from time to time, all according to the number of votes that the undersigned could cast and with all powers that the undersigned would have if then voting or granting a stockholder's consent personally, with respect to the election of directors and/or any and all other matters of business submitted for the vote or consent of stockholders of Lanxide Corporation.

      Pursuant to the Voting Agreement, this proxy is coupled with an interest and shall be irrevocable through December 31, 1998, and shall be binding upon any person acquiring any interest in any voting stock of Lanxide Corporation at any time owned by the undersigned while this proxy remains in effect.

Dated:  July 3, 1997


                                    /s/ Suzanne Hannesson
                                    ________________________________

                                    Printed Name: Suzanne Hannesson
                                                 __________________________


                                    PROXY
                                    _____

      The undersigned hereby constitutes and appoints Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman, as Proxyholder under that certain Voting Agreement dated as of July 3, 1997 (the "Voting Agreement"), with full power of substitution as provided in such Voting Agreement, proxy for the undersigned to vote and/or grant consents with respect to all shares of the voting capital stock of Lanxide Corporation owned of record on the date hereof and/or hereafter acquired by the undersigned from time to time, all according to the number of votes that the undersigned could cast and with all powers that the undersigned would have if then voting or granting a stockholder's consent personally, with respect to the election of directors and/or any and all other matters of business submitted for the vote or consent of stockholders of Lanxide Corporation.

      Pursuant to the Voting Agreement, this proxy is coupled with an interest and shall be irrevocable through December 31, 1998, and shall be binding upon any person acquiring any interest in any voting stock of Lanxide Corporation at any time owned by the undersigned while this proxy remains in effect.

Dated:  July 3, 1997


                                    /s/ Paul Hannesson
                                    ________________________________

                                    Printed Name: Paul Hannesson
                                                 __________________________


                                    PROXY
                                    _____

      The undersigned hereby constitutes and appoints Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman, as Proxyholder under that certain Voting Agreement dated as of July 3, 1997 (the "Voting Agreement"), with full power of substitution as provided in such Voting Agreement, proxy for the undersigned to vote and/or grant consents with respect to all shares of the voting capital stock of Lanxide Corporation owned of record on the date hereof and/or hereafter acquired by the undersigned from time to time, all according to the number of votes that the undersigned could cast and with all powers that the undersigned would have if then voting or granting a stockholder's consent personally, with respect to the election of directors and/or any and all other matters of business submitted for the vote or consent of stockholders of Lanxide Corporation.

      Pursuant to the Voting Agreement, this proxy is coupled with an interest and shall be irrevocable through December 31, 1998, and shall be binding upon any person acquiring any interest in any voting stock of Lanxide Corporation at any time owned by the undersigned while this proxy remains in effect.

Dated:  July 3, 1997


                                    /s/ Jon Paul Hannesson
                                    ________________________________

                                    Printed Name: Jon Paul Hannesson
                                                 __________________________


                                    PROXY
                                    _____

      The undersigned hereby constitutes and appoints Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman, as Proxyholder under that certain Voting Agreement dated as of July 3, 1997 (the "Voting Agreement"), with full power of substitution as provided in such Voting Agreement, proxy for the undersigned to vote and/or grant consents with respect to all shares of the voting capital stock of Lanxide Corporation owned of record on the date hereof and/or hereafter acquired by the undersigned from time to time, all according to the number of votes that the undersigned could cast and with all powers that the undersigned would have if then voting or granting a stockholder's consent personally, with respect to the election of directors and/or any and all other matters of business submitted for the vote or consent of stockholders of Lanxide Corporation.

      Pursuant to the Voting Agreement, this proxy is coupled with an interest and shall be irrevocable through December 31, 1998, and shall be binding upon any person acquiring any interest in any voting stock of Lanxide Corporation at any time owned by the undersigned while this proxy remains in effect.

Dated:  July 3, 1997


                                    /s/ Bentley J. Blum
                                    ________________________________

                                    Printed Name: Bentley J. Blum
                                                 __________________________


                                    PROXY
                                    _____

      The undersigned hereby constitutes and appoints Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman, as Proxyholder under that certain Voting Agreement dated as of July 3, 1997 (the "Voting Agreement"), with full power of substitution as provided in such Voting Agreement, proxy for the undersigned to vote and/or grant consents with respect to all shares of the voting capital stock of Lanxide Corporation owned of record on the date hereof and/or hereafter acquired by the undersigned from time to time, all according to the number of votes that the undersigned could cast and with all powers that the undersigned would have if then voting or granting a stockholder's consent personally, with respect to the election of directors and/or any and all other matters of business submitted for the vote or consent of stockholders of Lanxide Corporation.

      Pursuant to the Voting Agreement, this proxy is coupled with an interest and shall be irrevocable through December 31, 1998, and shall be binding upon any person acquiring any interest in any voting stock of Lanxide Corporation at any time owned by the undersigned while this proxy remains in effect.

Dated:  July 3, 1997


                                    /s/ Laura Utley
                                    ________________________________

                                    Printed Name: Laura Utley
                                                 __________________________


                                    PROXY
                                    _____

      The undersigned hereby constitutes and appoints Bentley J. Blum, Paul E. Hannesson, David Mitchell, Herbert Cohen and Kenneth Adelman, as Proxyholder under that certain Voting Agreement dated as of July 3, 1997 (the "Voting Agreement"), with full power of substitution as provided in such Voting Agreement, proxy for the undersigned to vote and/or grant consents with respect to all shares of the voting capital stock of Lanxide Corporation owned of record on the date hereof and/or hereafter acquired by the undersigned from time to time, all according to the number of votes that the undersigned could cast and with all powers that the undersigned would have if then voting or granting a stockholder's consent personally, with respect to the election of directors and/or any and all other matters of business submitted for the vote or consent of stockholders of Lanxide Corporation.

      Pursuant to the Voting Agreement, this proxy is coupled with an interest and shall be irrevocable through December 31, 1998, and shall be binding upon any person acquiring any interest in any voting stock of Lanxide Corporation at any time owned by the undersigned while this proxy remains in effect.

Dated:  July 3, 1997


                                    /s/ Samuel Blum
                                    ________________________________

                                    Printed Name: Samuel Blum
                                                 _________________________